As filed with the Securities and Exchange Commission on November 27, 2002.

                        Registration No. 333-___________




                                  UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                       ----------------------------------

                                    Form SB-2
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                       ----------------------------------


                           New Planet Resources, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                               1041                                            76-0600966
      (State of jurisdiction of             (Primary Standard Industrial                          (I.R.S. Employer
          incorporation or                   Classification Code Number)                           Identification
            organization)                                                                              Number)


                                                   A.W. Dugan
   New Planet Resources, Inc.               New Planet Resources, Inc.
 1415 Louisiana, Suite 3100                1415 Louisiana, Suite 3100
    Houston, Texas 77002                      Houston, Texas 77002
(713) 658-1142 (713) 658-1142
(Address, including zip
code, and telephone number     (Name, address, including zip code, and telephone
including area code, of        number including area code, of agent for service)
registrant's principal Executive
offices)

                     ----------------------------------

                                   Copies to:

                           Robert L. Sonfield, Jr., Esq.
                             Sonfield and Sonfield
                            770 South Post Oak Lane
                               Houston, Texas 77056
                                 (713) 877-8333
                           Facsimile: (713) 877-1547

                              --------------------


Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the registration statement becomes effective.

      If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
__________________________________________________________________

       If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]_

      If any securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, check the following box:
[x]______________________________________________________________

      If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

==================================================================================================================================
                         Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------------------

 Title of Each Class of
       Securities               Number of          Proposed Maximum       Proposed Maximum
------------------------      Shares Being        Offering Price Per     Aggregate Offering           Amount of
  Being Registered (1)         Registered               Share                   Price           Registration Fee (2)
------------------------- ---------------------- --------------------- ------------------------ ----------------------
Common Stock, par value
$0.001                         2,000,000              $.001(2)               $2,000.00                 $.184
------------------------- ---------------------- --------------------- ------------------------ ----------------------

 (1) This Registration Statement covers 2,000,000 shares of common stock, par value $.001.

 (2) Estimated solely for purposes of calculating the registration fee under Rule 457 based upon the par value of the common stock as of November 15, 2002.

     The registrant amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective under Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Commission acting under said Section 8(a), may determine.


     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                             Initial Public Offering
                                   Prospectus



                  Subject to completion, dated ______________.



                           NEW PLANET RESOURCES, INC.


                        2,000,000 Shares of Common Stock




     We are distributing shares of our common stock to CeriStar, Inc.'s stockholders who were stockholders of record of CeriStar on August 30, 2002 and did not receive their common stock in CeriStar as a result of CeriStar's transaction with Planet Resources, Inc. This is our initial public offering, and no public market currently exists for our shares of common stock. We have no agreements with underwriters for this distribution. We are acting as an underwriter in distributing our common stock for the purpose of this distribution.

     As a CeriStar stockholder as of August 30, 2002 who did not receive common stock of CeriStar as a result of the transaction with Planet Resources, you will pay no consideration for the shares of our common stock to be received by you in this distribution.


               -------------------------------------



The common stock involves a high degree of risk. See "Risk Factors" beginning on Page 4.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


             The date of the prospectus is ___________________, 2002




                           New Planet Resources, Inc.
                          Prospectus Table of Contents

Prospectus Summary............................................................3
------------------
Risk Factors..................................................................4
------------
Cautionary Statements.........................................................6
---------------------
Use of Proceeds...............................................................7
---------------
Capitalization................................................................7
--------------
The Distribution..............................................................8
----------------
Dividend Policy..............................................................10
---------------
Management's Plan of Operation...............................................11
------------------------------
Business.....................................................................12
--------
Management...................................................................17
----------
Principal Shareholders of Planet.............................................21
--------------------------------
Certain Relationships and Related Transactions...............................22
----------------------------------------------
Description Planet Capital Stock.............................................22
--------------------------------
Shares Eligible for Future Sale..............................................25
-------------------------------
Legal Matters................................................................25
-------------
Experts......................................................................25
-------
Where You Can Find More Information..........................................25
-----------------------------------
Index to Financial Statements...............................................F-1
-----------------------------


                               Prospectus Summary

     The following summary highlights material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties that could cause results to differ materially from those contemplated in these forward-looking statements.

                                    OVERVIEW

     CeriStar, Inc., our parent company and formerly known as Planet Resources, Inc., has developed a Utility Network and is marketing and selling this network and the applications and services running on this network. This Utility network is an IP network capable of converging voice video and data on a single network. The network is unique in that the converged data is managed from desktop to desktop guaranteeing performance and quality of all information (voice, video, and data). The advantages of the utility network are (i) lower cost of services and applications, (ii) higher productivity, and (iii) more functionality. The utility network is deployed in partnership with building owners, developers, municipalities and enterprises, creating new revenue sources for them.

     Before its combination with CeriStar on September 3, 2002, Planet Resources, Inc. had minimal operations. It owned and maintained mineral properties and related assets and had minimal cash. Because these assets are not integral or related to its current business, CeriStar decided, under terms of the Agreement and Plan of Distribution dated September 6, 2002, to transfer these assets to us in exchange for our common stock so that we may pursue our own business plan.

     Immediately following the transfer of the assets, all of our 1,000 shares of common stock currently owned by CeriStar will be cancelled and we will issue and distribute 2,000,000 new shares of our common stock to the stockholders of CeriStar as of the record date of August 30, 2002 who did not receive their common stock in CeriStar as a result of the transaction between Planet Resources, Inc. and CeriStar, Inc. These qualified shareholders will receive the same number of shares of common stock of our company, as they owned in Planet Resources, Inc., the predecessor to CeriStar. In addition, these shareholders will have the same proportional rights and interests they had in Planet Resources, Inc. prior to its transaction with CeriStar. Our business strategy is to maintain our mineral properties and assets, and to initiate relationships with strategic partners to develop our mineral properties if and when strategic partners are identified.

     The mailing address of our principal executive offices is 1415 Louisiana, Suite 3100; Houston, Texas 77002 and our telephone number is (713) 658-1142.

                                  THE OFFERING
Type of security offered.............................Common stock, $0.001 par value per share.
Number of outstanding shares                         1,000(1)
Common stock outstanding
   after the offering................................2,000,000 shares.

(1) Based on the terms of the agreement and plan of distribution between CeriStar and us, dated September 6, 2002, currently, 1,000 shares of our common stock are held by A.W. Dugan with irrevocable instructions to return such shares to us for cancellation upon the effective date of this distribution. With this distribution, those shares will be cancelled and 2,000,000 shares of our common stock will be issued to the shareholders of record as of August 20, 2002 of Planet Resources, Inc., the predecessor company to CeriStar, Inc., and will be outstanding after this offering.

                                  Risk Factors

     You should consider our common stock to be an investment involving a high degree of risk. Please read this entire prospectus and carefully consider the risk involved with this investment, including the factors listed below. This prospectus describes us, New Planet Resources, Inc., our finances and assets. Federal and state securities laws require that we include in this prospectus all important information that investors will need to make an investment decision.

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

     While we intend to pursue strategies to maintain our mineral properties and identify mining partners with which to commence mining operations for recovery of our mineral assets, we cannot assure you that we will be successful in implementing our strategies or that, if implemented; our strategies will result in profitable business.

We have limited financial resources available to us at this time, which may hinder our ability to begin development of our mineral properties.

     Our chairman, chief executive officer and president, Mr. A.W. Dugan, has agreed to satisfy our cash operating requirements only over the next twelve months. There is no written agreement between Mr. Dugan and us for the provision of his financial support and Mr. Dugan could decide at any time to no longer continue to financially support our company. We have no source of income at this time and there can be no assurance that we will develop sources of income to fund our company, or that Mr. Dugan will extend his commitment to fund our company, beyond twelve months. Should Mr. Dugan decide to no longer provide us with financial support and we are unable to find alternative sources of financing, the development of our mineral assets will be unlikely.

Because we will be entirely dependent on finding a third party mining partner to exploit and develop our mineral leases, we will have little control over the development process. Consequently, we may not realize the revenues and corresponding earnings to the extent we may have otherwise received had we had greater control of the development process, if any.

     We currently do not have the financial resources to independently develop our mining properties, nor do we anticipate having such financial resources in the future. Therefore, the success in mining our mineral assets will be entirely dependent upon the financial resources and operations expertise of third parties with whom we may contract, partner or enter into a joint venture arrangement.

If we are unable to attract a joint venture partner for the development and exploitation of our mineral assets, we will have minimal operations with no source of revenues and may be considered a "shell" company.

     Generally, a company is considered a "shell" company if it does not pursue nor has the financial capacity to pursue a business plan or purpose. If we are unable to identify and negotiate an arrangement with a joint venture partner, we will have little prospect for expanding our operations and generating revenues and earnings, and thus, could be considered a "shell" company.

We are obligated to provide certain indemnifications to CeriStar, which, if we are required to fulfill, could make it difficult for us to become financially viable.

     The Agreement and Plan of Distribution and the Indemnification Agreement, which is part of the distribution agreement, indemnify CeriStar with respect to any losses, damages, claims and liabilities, financial or otherwise, which may arise from its ownership of the mineral properties from and after the distribution date. Should such a claim or claims be made, we do not have the financial resources available to defend such claims on behalf of CeriStar.

Because the volatility of metals prices may adversely affect our ability to attract a joint venture mining partner for development and exploration efforts, we may not realize any potential revenues and subsequent potential earnings from our mineral assets, which, consequently, will have a negative impact on the value, if any, of your shares.

     Our ability to attract a joint venture partner for the mining of our properties is directly related to the prices of the metals that may be found in our property. If prices for these metals decline, it may not be economically feasible for a mining company to develop commercial production on our property. Consequently, we may not realize any economic benefit derived from such development and the value of your shares could be greatly affected.

The mineral and metal exploration of our property may not be successful which could lead to our inability to meet our financial obligations at that time.

     Mineral and metal exploration, particularly for gold and silver, is highly speculative. It involves many risks and is often non-productive. Even if valuable deposits of minerals or metals are found on our property, it may be several years before production is possible. During that time, it may become economically infeasible to produce those minerals or metals. As a result of these costs and uncertainties, we may not be able to realize any revenues from the development of our property for some time, if at all, while having incurred significant expenses in the exploration process. Should this occur, it is unlikely that we will be able to meet our financial obligations at that time.

Our potential joint venture mining company partners may be adversely affected by risks and hazards associated with the mining industry, which may limit their ability to exploit our mineral assets. Should any such event occur, to the extent that any royalty payments due us are delayed or eliminated, it may become difficult for us to meet our financial obligations at that time.

     Mining companies are subject to a number of risks and hazards including:
o        environmental hazards;
o        industrial accidents;
o        labor disputes;
o        unusual or unexpected geologic formations;
o        cave-ins;
o        rockbursts; and
o flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:
o        damage to or destruction of mineral properties or producing facilities;
o        personal injury or death;
o        environmental damage;
o        delays in mining;
o        monetary losses; and
o        legal liability.

Retained control of New Planet Resources, Inc. by our principal stockholder will reduce the influence of other stockholders and may lower the trading price of our stock.

     Upon completion of this distribution, Mr. A.W. Dugan, our chairman, chief executive officer and president will beneficially own approximately 76% of our fully diluted outstanding common stock. Accordingly, Mr. Dugan will be able to approve major corporate transactions including those involving amendments to our Certificate of Incorporation or By-laws. As a result, Mr. Dugan will have the ability to control all matters submitted to stockholders for approval, including the election and removal of directors, the consideration of any merger, consolidation or sale of all or substantially all of our assets, and control of our management and affairs through the elections of all of our directors. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of the our common stock.

The loss of services of Mr. Dugan would have a detrimental effect on us, as he is currently our only executive with significant natural resource executive management operations experience, as well as currently, our single source of financial support.

     Our current and future operations are dependent on the efforts, ability and experience of A.W. Dugan. The loss of his services could have a material adverse impact on our future results of operations. In addition to Mr. Dugan's management expertise, he will provide, at no cost, the office space and administrative support necessary to maintain our mineral properties until such time as we can provide these services for ourselves. Mr. Dugan will also provide us with the necessary working capital over the next twelve months to support our operations, including the costs associated with the identification of a mining company partner to exploit our mineral assets. This may be funded through the issuance and exercise of options to Mr. Dugan to purchase common stock.

Because there is no trading market for our common stock, you may have difficulty valuing and selling your shares.

     There is no existing trading market for our common stock to be received by you in the distribution and there can be no assurance as to the establishment of an active trading market. Our common stock does not now, and may never qualify for listing on the NASDAQ SmallCap Market (sm) or any securities exchange. We intend to qualify our common stock for quotation on the Over-The-Counter Bulletin Board ("OTCBB") and/or the planned Bulletin Board Exchange (sm) ("BBX"), however, there is no assurance that this will be achieved. In the absence of an over-the-counter market in our common stock, or listing on an exchange, holders of our common stock will be unable to sell their shares through normal brokerage channels and may be unable to determine the value of their securities accurately. Consequently, selling our shares will probably be more difficult because, for example, smaller quantities of shares could be bought or sold, and transactions could be delayed.

                              Cautionary Statements

     An investment in the securities offered by this prospectus is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating us before making any investment decisions with respect to our common stock to be received in the distribution. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to differences include, but are not limited to, those discussed under the section titled Risk Factors, as well as those discussed elsewhere in this prospectus.

     When used in this prospectus with respect to New Planet Resources, Inc. and CeriStar the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements are exposed to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Risks and uncertainties include those risks, uncertainties and risk factors identified in this prospectus under the headings "Risk Factors," "The Distribution," "Certain Federal Income Tax Consequences," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Actual results may differ materially from what is expressed in any forward-looking statement. Some of the important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

o acts or threats of war or terrorism, and the effect of such acts or threats on us, potential mining partners and the economy;

o changes in business conditions and market prices for the minerals contained in our mineral assets that would inhibit our ability to establish a relationship with a mining partner; and,

o changes in applicable statutes and governmental regulations that makes the mining of our mineral assets cost prohibitive or otherwise impractical.

     We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require it to do so. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

                                 USE OF PROCEEDS

     There will be no proceeds from the issuance of our common stock.

                                 Capitalization

     The following table sets forth our capitalization, as of September 30, 2002. It also includes the effects of the distribution of mineral rights and related assets, at no value, and reflects the cancellation of 1,000 shares of our $.001 par value common stock currently owned by CeriStar and the issuance of 2,000,000 shares of common stock. This table should be read in conjunction with the financial information and its accompanying notes included in this prospectus.

                                                                  Actual as of              Pro forma
                                                                  September 30,
                                                                      2002
                                                                ------------------      ------------------
Stockholder's Equity:
   Preferred stock, par value $.001; 5,000,000 shares
    authorized, none issued or outstanding                            $   --                   $   --
  Common stock, par value $.001; 20,000,000 shares
    authorized, 1,000 actual issued and outstanding and
    2,000,000 pro forma shares issued and outstanding                      1                    1,000
Additional paid-in capital                                               999                      -0-
Retained earnings (deficit)                                          (1,000)                  (1,000)
                                                                     -------                  -------
     Total stockholder's equity                                       $  -0-                    $ -0-
                                                                      ======                    =====

                                The Distribution

     The following information summarizes the proposed distribution. The entire agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is available from CeriStar, Inc. or the SEC web site at http://www.sec.gov. You are urged to read that agreement in its entirety.

Terms of the Agreement and Plan of Distribution

     The distribution will be effected by giving to each holder of CeriStar common stock who did not receive their common stock of CeriStar as a result of the reverse acquisition by CeriStar, as of the close of business on August 30, 2002, certificates representing one share of our common stock for each share of CeriStar common stock.

Manner of Effecting the Distribution

     On the distribution date, our transfer agent, will deliver certificates for our common stock as soon as practicable to the qualified shareholders of record of CeriStar common stock.

     No underwriters are involved or are expected to be involved in the offering. We will distribute our common stock to the qualified shareholders for no consideration. We intend to mail certificates representing the distributed shares on or about December 31, 2002, or as soon thereafter as reasonably possible. We do not anticipate issuing certificates for fractional shares. We will not require the qualified shareholders of CeriStar's common stock to make any payment or take any other action in connection with the distributed shares.

     There will be approximately 1,444 shareholders of New Planet Resources after the distribution. We will mail a copy of this prospectus to each qualified shareholder together with stock certificates representing the distributed shares, as soon as practicable.

     All shares of New Planet Resources, Inc. common stock will be fully paid and nonassessable and the holders will not be entitled to preemptive rights.

Listing of Our Common Stock; Restrictions on Resale

     We intend to apply to a member of the National Association of Securities Dealers, Inc. to make a market in our common stock and provide a quotation on the NASD inter-dealer Electronic Bulletin Board. However, we cannot make a representation as to whether or not this endeavor will be successful.

Treatment of Indebtedness

     Neither CeriStar nor us will assume or be responsible for any debts or monetary obligations of the other prior to the date of the reverse acquisition. However, according to the terms of the indemnification agreement, we will be responsible for any liabilities, monetary or otherwise, that may arise from CeriStar's ownership of the mineral properties from and after the distribution date.

Expenses

     The terms of the distribution agreement state that we shall bear all expenses incurred in connection with the distribution, including the preparation, execution and the performance of the distribution agreement and the transactions contemplated by the distribution agreement, and all fees and expenses of counsel and accountants. Expenses incurred in printing, mailing, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees as to this prospectus and related registration statement fees will be paid by us. We estimate that these expenses will approximate $47,000.

Indemnification and Insurance

     The distribution agreement provides that from and after the distribution date, CeriStar will indemnify, defend and hold harmless us, as well as our directors and officers and our various subsidiaries, which may be formed in the future, from and against all losses arising out of or relating to:
o any breach, whether before or after the distribution date, by CeriStar of any provision of the distribution agreement, o liabilities related to the operation of CeriStar.

     The distribution agreement also provides that from and after the distribution date, we will indemnify, defend and hold harmless CeriStar and its subsidiaries, as well as the directors and officers of CeriStar and the various CeriStar subsidiaries from and against all losses arising out of or relating to:
o any breach, whether before or after the distribution date, by us of any provision of the distribution agreement, o any claims arising out of this prospectus or the registration statement pertaining to this prospectus, and o liabilities related to our operation.

Rights of CeriStar Shareholders Before and After the Distribution

     Before the acquisition and the distribution, the shareholders of CeriStar, under its former name Planet Resources, Inc., owned all of the equity interest in the mineral properties and related assets described in this prospectus. After the acquisition and the distribution, these same shareholders will own the same ratable equity interest in the mineral properties and related assets as well as approximately 8.5% interest in the continuing operations of CeriStar.

Federal Income Tax Consequences of the Distribution

     The following discussion is based on currently existing provisions of the tax code, treasury regulations under the tax code and current administrative rulings and court decisions. All are subject to changes, which may or may not be retroactive, and any such changes could affect the tax consequences described herein. You are urged to consult your own tax advisor as to the particular tax consequences to you of the distribution, including, the applicability and effect of any state, local or foreign tax laws, and the possible effects of changes in applicable tax laws.

     We have received an opinion of Sonfield and Sonfield to the effect that, among other things, the distribution will qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986. Neither CeriStar, New Planet Resources nor our respective stockholders, will recognize any gain or loss upon the receipt by us of the mineral properties and related assets from CeriStar in exchange for the our common stock, or upon receipt by CeriStar stockholders of the our common stock in the distribution.

    Based on the opinion issued to us by Sonfield and Sonfield, the distribution will qualify as a reorganization under the applicable tax laws, and will not cause you to recognize any taxable gain or loss.

State Tax Consequences

     Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the stockholders in all of the state taxing jurisdictions in which they are already subject to tax. You are urged to consult your own tax advisors with respect to state income and corporate franchise tax consequences.

Regulations Affecting the Price and Marketability of Our Common Stock

     Immediately subsequent to this offering, it is very likely that there will not exist an active public trading market for our stock and that the price of our common stock will remain very low. Because of this and the fact that our common stock may not be listed on the NASDAQ SmallCap Market(SM) or any exchange, the shares may be subject to a number of regulations which may affect the price of the shares and your ability to sell the shares in the secondary market.

     For example, Rule 15g-9 under the Securities Exchange Act may affect the ability of broker-dealers to sell the shares and may affect your ability to sell the common stock in the secondary market. Rule 15g-9 generally applies to shares that are not listed on the NASDAQ SmallCap Market (SM) or any stock exchange. The rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction.

     In addition, because the penny stock rules probably will apply to our shares, investors in this offering will find it more difficult to sell their securities. The Securities and Exchange Commission's regulations define a penny stock to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to some exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements will reduce the level of trading activity in the secondary market for the common stock, and will severely, and adversely affect the ability of broker-dealers to sell our securities.


                                 Dividend Policy

     CeriStar, nor its predecessor, Planet Resources, Inc., currently does not pay dividends on any of its issued and outstanding securities. We do not expect to pay any dividends for the foreseeable future. Any future payments of dividends will be dependent upon our results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors from time to time.

     Payment and declaration of dividends on our common stock and purchases of shares by us will be affected by restrictions if we fail to pay dividends on any series of our preferred stock ranking prior to our common stock as to the payment of dividends. At this time, we do not have any series of preferred stock issued and outstanding.


                         Management's Plan of Operation

General

     Since incorporation, our only business activity has been organizational matters and entering into the distribution agreement with CeriStar.

Plan of Operation for the Next Twelve Months

     As per our agreement with CeriStar, after the distribution we will own the subsurface mineral rights on approximately 190 acres of land located in the city of Mullan, Idaho. During the next twelve months, we will attempt to identify and contract with a mining company that will agree to search for minerals that may underlie our property. During the time our search is in progress, the small amounts of cash required to maintain our operations, as well as the costs associated with the identification and contracting of a mining company partner, will be provided by our chief executive officer and principal stockholder, A.W. Dugan. Future funding by Mr. Dugan may come from the issuance and exercise of options to purchase our common stock and/or through future agreements between Planet and Mr. Dugan. As a result, we do not believe there will be the need to raise additional funds during the next twelve months, other than through Mr. Dugan, if and when required.

     Our plan to contract with a mining company includes:
o An investigation of mining companies, which are currently operating in the general area of our properties. This investigation may include the use of industry databases, as well as the investigation of governmental records and industry experts. We do not expect this cost to exceed $2,500.
o Initial discussions with those potential mining company partners as determined from our investigation. We do not expect this cost to exceed $5,000.
o Contract negotiations with an interested mining partner. We do not expect the costs, legal or otherwise, to exceed $10,000.

     Though no formal agreement exists between Mr. Dugan and us, Mr. Dugan has agreed to fund the costs of such plan to the extent that these costs do not exceed $30,000. If we are able to contract with a mining company, we anticipate that all expenses for exploration and exploitation of our mineral properties will be borne by the mining company and not by us. In return, we would receive a royalty fee based on a percentage of the proceeds, if any, from the sale of those minerals the mining company may recover from our properties.

     We are unable to make any guarantees that:
o we will be able to identify and negotiate an arrangement with a mining company within the next twelve months, o our mining properties will be found attractive to a prospective mining company partner, or o if mined, our properties will produce any saleable minerals or metals that would result in us receiving any income.

     While we believe that such opportunities can be investigated, reviewed and consummated for minimal costs, we cannot give any assurances that related costs will be minimal.

     We have no employees. Our officers and directors serve our company without receiving a salary. However, from time to time as appropriate, they may receive expense reimbursements and stock options. Though we have no formal written agreement in place, our office space and administrative support is provided by Mr. Dugan. Other than those costs and expenses previously discussed, we do not plan any significant expenditures for new projects of any sort within the next twelve months.


                                    Business

General

     We are a wholly owned subsidiary of CeriStar, Inc., formerly Planet Resources, Inc. We were organized and incorporated under the laws of the State of Delaware on August 27, 2002, as required by the terms of the agreement and plan of distribution dated September 6, 2002, for the purpose of acquiring all of the mineral properties and related assets, including the remaining cash after payment of related expenses. As a result, we are the owner of subsurface mineral rights previously owned by Planet Resources, Inc. on approximately 190 acres of land located in the City of Mullan, Idaho.

     Our mineral properties are adjacent to Hecla Mining Company's operations on the Lucky Friday Mine. The Lucky Friday mine has produced in excess of 100 million ounces of silver and is currently producing in excess of 7 million ounces of silver per year. The Hecla operation is less than 1,500 feet from the eastern perimeter of our property. Upon completion of the distribution, we intend to explore joint venture relationships with Hecla or other mining companies who may have an interest in the mining of our mineral properties. Currently, there are no active discussions taking place regarding our mineral properties. We do not have plans to initiate mining operations on our property until a suitable joint venture partner is identified and an arrangement for the development of our mineral assets is secured.

     We presently have no operations. Since incorporation, our primary business to date has been organizational activities.

Corporate History

     Our parent company, CeriStar, was originally incorporated as Allied Silver-Lead Company in the State of Idaho in 1967 and, until 1992, operated as an exploratory mining company in the development stage. During that time, the business activities of Allied were confined to the acquisition of mineral rights lying beneath the City of Mullan, Shoshone County, Idaho, and the identification of a third-party partner to finance exploration and development of the property.

     On May 1, 1981, Allied entered into an agreement with the City of Mullan, which superseded a previous agreement dated December 31, 1971. The Allied-Mullan agreement provided Allied, as Lessee, the right to mine subsurface minerals on approximately 200 acres of land owned by the City of Mullan for a period of 25 years, with an option to renew the lease for an additional 25 years. These mineral rights are located in the Hunter Mining District. A separate lease was obtained for the mineral rights to approximately 3 acres of land owned by School District #392. The lease of mineral rights, as it relates to School District #392, has expired. However, the lease of mineral rights, as it relates to the City of Mullan, has not expired and is current and in good standing. Under the Allied-Mullan agreement, the City of Mullan, as lessor, received 20% of all royalty payments or other consideration received by Allied from the mining of the property north of the Osburn Fault. The agreement also provided, that in the event Allied entered into a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City of Mullan would receive 15% of the royalties received from that lease agreement. No royalties have been paid on "City Property" south of the Osburn Fault.

     On January 1, 1981, Allied entered into a lease agreement with Sunshine Mining Company, a Delaware corporation, with mining properties situated in Shoshone County, Idaho. On June 26, 1984, the lease was assigned by Sunshine to Hecla Mining Company; a Delaware corporation listed on the New York Stock Exchange, also with mining operations near Mullan, Idaho. The lease covered all of our properties north of the Osburn Fault as defined in the lease agreement. The lease was for a period of forty years with a right to renew for an additional forty years. On October 16, 1991, Hecla notified Allied that it was electing to terminate the lease agreement on January 16, 1992. At a later date, Hecla provided Allied with an inventory of the pipe, track and writing installed on Allied's property.

     Title to the subsurface mineral rights was acquired by issuance to the real property owners of one share of common stock of Allied for each 25 square feet of surface owned. Conveyance of title included all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor.

     On January 15, 1996, Allied was reincorporated in Delaware as a result of a merger with Planet Resources, Inc. and, among other shareholder actions taken at that time, changed its name to Planet Resources, Inc. The reincorporation resulted in:

(1) shares of common stock of Allied being converted into the right to receive one share of common stock of Planet Resources for each five shares of common stock of Allied as of the date of reincorporation,
(2) elimination of the right to cumulative voting for the election of directors,
(3) persons serving as officers and directors of Allied continuing to serve in their respective capacities, and (4) the Articles of Incorporation of Allied being changed to: a. reduce the par value of the common stock from $.01 to $.001, b. reduce the number of shares of common stock the Company is authorized to issue from 50,000,000 to 10,000,000, and c. authorize the Company to issue 1,000,000 preferred shares with a par value of $.001 per share.

     On March 25, 1999, Planet Resources, Inc. was incorporated in Delaware as a wholly owned subsidiary of Internet Law Library, Inc. (formerly known as National Law Library, Inc.) as a result of a merger with National Law Library, Inc. As a condition of the merger, the mineral assets Internet Law Library, Inc. owned as a result of and condition to the merger were transfer to Planet Resources, Inc. Subsequently, and as part of the merger, Internet Law Library, Inc. and Planet Resources, Inc. entered into an Agreement and Plan of Distribution, in which Planet Resources, Inc. distributed its shares to the shareholders of record prior to its merger with Internet Law Library, Inc.

     The Articles of Incorporation of Planet Resources, Inc. authorized the issuance of up to 25,000,000 shares of common stock with a par value of $.001 and 1,000,000 shares of preferred stock with a par value of $.001.

     Between 1999 and the date of its combination with CeriStar on September 3, 2002, the company had no operations. However, it maintained title to its mining properties and related assets. In August of 2002, Planet Resources, Inc. agreed in principal to combine with CeriStar and change its name to CeriStar, Inc.

Planet Resources and CeriStar Merger

     In August 2002, Planet Resources, Inc.'s management was presented with the opportunity to merge with CeriStar, Inc. Upon review of Ceristar,, including its management, business plan, products and services, and industry niche, Planet Resources, Inc.'s management believed that a merger with CeriStar would provide an opportunity to enhance Planet Resources, Inc.'s shareholder value. Planet Resources, Inc.'s management found many factors of the CeriStar business plan attractive, including the following:

o CeriStar provides a complete solution for allowing building owners an immediate new source of revenue from voice, data and video products while saving money on facility functions (HVAC, electricity, gas, fire, security).
o CeriStar has established partnerships with leading technology providers such as IBM, Cisco, VocalData, among others. o CeriStar has an experienced management team that contains many individuals with strong backgrounds in computer networking and telecommunications.
o CeriStar has four patents pending on its digital IP network technology has successfully demonstrated its service and technology in several markets.


     As a result of these factors, among others, as well as the successful negotiation of a merger agreement, Planet Resources, Inc. elected to merge with CeriStar on September 3, 2002, in an attempt to enhance shareholder value.

Overview of CeriStar

     CeriStar has developed a Utility Network and is marketing and selling this network and the applications and services running on this network. This Utility Network is an IP network capable of converging voice video and data on a single network. The network is unique in that the converged data is managed from desktop to desktop guaranteeing performance and quality of all information (voice, video, and data). The advantages of the utility network are (i) lower cost of services and applications, (ii) higher productivity, and (iii) more functionality. The utility network is deployed in partnership with building owners, developers, municipalities and enterprises, creating new revenue sources for them.

     CeriStar, a Delaware corporation, was formed in December 1999 for the purpose of developing and marketing a Utility Network for the convergence if voice, video and data on a single network.

     Under the terms of the agreement and plan of merger, dated September 3, 2002, including subsequent amendments, among Planet Resources, Inc., CISI Acquisition Corporation, and CeriStar, Inc., each share of CeriStar's common stock, Series A Preferred Stock and Series B Preferred Stock was exchanged for ..322, .757, and .757 share of Planet Resources' unregistered common stock. In addition, each share of CeriStar capital stock held in treasury and each share owned by Planet Resources, Inc. or any direct or indirect wholly owned subsidiary of Planet Resources, Inc. or CeriStar was cancelled and extinguished without any conversion and no payment of distribution was made with respect to those shares. In contemplation of this transaction, Planet Resources, Inc.'s original stockholders agreed to a 1-for-5.23 reverse stock split, which resulted in 479,924 shares of its common stock being outstanding immediately prior to the merger. As part of the transaction, the stockholders voted to change the name of Planet Resources, Inc. to "CeriStar, Inc." As a result of these transactions, former CeriStar stockholders currently hold 4,086,182 shares of CeriStar's unregistered common stock and Planet Resources, Inc.'s original stockholders currently hold 479,924 shares of CeriStar's common stock. Under the terms of the agreement, the majority of Planet Resources, Inc.'s original board of directors resigned. They were replaced with directors elected by the new stockholders of CeriStar.

Properties

     The predecessor company, Planet Resources, Inc., has owned the mineral properties and related assets to be acquired from CeriStar for many years and, for the last several years, represented the only material assets, other than cash, of the predecessor company. The mineral properties owned by the predecessor company and to be owned by us are described as follows:

     After the distribution, we will be the owner of subsurface mineral rights on approximately 190 acres of land located in the City of Mullan, Idaho. The mineral properties consist of a mining lease with the City of Mullan and subsurface mineral rights that Allied acquired from property owners in Mullan, Idaho, in exchange for stock in Allied Silver. The lease with the City of Mullan is for 25 years from May 7, 1981. The lease grants the Lessee the option to renew the lease for 25 years from expiration of the original term. The property leased from the City of Mullan consists of approximately two hundred acres and involves property to the north and south of the Osburn Fault. The City of Mullan, as Lessor, is entitled to receive 20% of any and all royalty payments, advance or otherwise, or other consideration, which may be paid by any third parties to the Lessee as a result of mining activities north of the Osburn Fault. The same is true for activities south of the Osburn Fault, but the payment shall be 15%, rather than 20%.

     The mineral interests owned by the predecessor company, Allied Silver, constitutes fee simple interest to the subsurface mineral rights previously held by property owners within the City of Mullan. Those property owners conveyed, by deed, their subsurface mineral rights to Allied Silver in exchange for stock in Allied Silver. These subsurface mineral rights are held as fee simple absolute. The precise acreage for all of the subsurface mineral rights has not been calculated, but the property from which these subsurface mineral rights were severed was all located within the boundaries of the City of Mullan. Therefore, to the extent there was private property within the City of Mullan, those property owners conveyed the subsurface mineral rights to Allied Silver. To the extent there was any property owned by the City of Mullan, including public right-of-ways like streets, alleys and parks, the City leased its mineral rights to the subsurface to Allied Silver.

Competitive Position

     The company has no competitive economic position in the mining industry as no mineral production has ever been realized. To date, there has been no mining activity on these properties other than two exploratory holes drilled by Sunshine Mining during the 1980's, with inconclusive results. Furthermore, the company has not received any revenue from its mineral rights. The termination of the lease with Hecla Mining Company in 1992does not affect the prospective potential of the property, as Hecla's current silver mining operations continue to move closer to our properties.

Business Offices and Administrative Support

     A private corporation controlled by Mr. A.W. Dugan, our President and Chief Executive Officer, provides office space and the necessary administrative and clerical support for our corporate affairs without any cost to us.

Research and Development Activities

     We have not incurred any costs for research or development activities since our inception.

Compliance with Environmental Laws

     We do not believe that we will incur any material costs relating to efforts to comply with environmental laws or other governmental regulations.

Customer and Suppliers

     We do not provide any goods or services at this time. As such, we do not have any customers or suppliers.

Government Regulation

     As we currently have no operations, we do not believe we are subject to governmental regulations, which may relate to our business.

Employees

     We have no employees and our current officers and directors serve without established compensation.

Legal Proceedings

     We are not parties to any lawsuit, pending or threatened; that we believe would have a material effect on our financial position.

Agreement with Consultant

     In August 2002, we entered into a consulting agreement with Genesis Financial Group, L.L.C. to assists us in completing the distribution, including assistance with the preparation of the registration statement, of which this prospectus is a part. Under the terms of the agreement, Anglo Exploration Corporation, a company controlled by Mr. Dugan, paid to Genesis $5,000 upon execution of the agreement and we are obligated to pay Genesis an additional $5,000 once the registration statement is filed with the Securities and Exchange Commission. Additionally, we are obligated to issue to Genesis a warrant for an aggregate price of $10.00, to purchase up to 50,000 shares of our common stock at a price of $0.01 per share, on or before August 16, 2007. The agreement has a term the sooner of six months or the declared effectiveness of the registration statement for this distribution.

     Genesis, founded in 1997, is a Houston, Texas-based firm, which advises companies on corporate finance and merger and acquisition strategies. Genesis is owned and controlled by its two principals, Robert E. Chamberlain, Jr. and Kevin
P. Regan, both of Houston, Texas. Mr. Chamberlain has extensive experience in corporate finance matters having served in the positions of Associate and Vice President for Solomon Brothers Inc. in the departments of Corporate Finance and Mergers and Acquisitions from 1986 to 1992. While at Solomon Brothers, Mr. Chamberlain's clients included many Fortune 1000 companies. From 1992 to 1993, he served as Vice President - Corporate Finance at Laidlaw Securities, as Vice President-Corporate Finance at Dickinson and Co. from 1993 through 1995, and as President of Capital Consulting Group from 1995 to 1997.

     Prior to the founding of Genesis, Mr. Regan served as a Project Analyst for Sutter and Associates, a management-consulting firm, from 1991 to 1994. From 1994 to 1997, he served in the position of Senior Analyst at the merchant-banking firm Benchmark Equity Group where he assisted private and public emerging growth companies in corporate finance and merger and acquisition strategies.

     Neither Genesis, nor its principals, holds any state or federal license for the provision of services outlined in the consulting agreement. Genesis has represented to us that no such licenses are required pursuant to applicable federal and state laws including but not limited to federal and state securities related laws and regulations and that the performance of the services by Genesis and the compensation payable to the Genesis as contemplated in the consulting agreement will not, when fully performed by Genesis, violate or be in contravention of any applicable laws.

Transfer Agent

     CeriStar's transfer agent, Atlas Stock Transfer Corporation, will act as the agent for the distribution and will deliver certificates for our common stock as soon as practicable to shareholders of record of CeriStar common stock as of August 30, 2002 who did not receive their common stock in CeriStar as a result of the reverse acquisition by Planet Resources. All shares of our common stock will be fully paid and nonassessable and the holders will not be entitled to preemptive rights.


                                   Management

Directors, Executive Officers, Promoters and Control Persons

     The table below sets forth, as to each our executive officers and directors, such person's name, position and age. As per our articles of incorporation, the board of directors is divided into three classes of directors designated by Class I, Class II and Class III. The members of each class are elected for a term of three years and until their successors are elected and qualified. Directors of Class I have a term expiring at the first annual meeting of stockholders, directors of Class II have a term expiring at the second annual meeting of stockholders, and directors of Class III have a term expiring on the third annual stockholders meeting. Thereafter, at each succeeding annual stockholders meeting, directors of each class will be elected for three years. Notwithstanding the foregoing, the director whose term expires at each succeeding annual stockholders meeting will continue to serve until such time as his/her successor has been duly elected and has been qualified, unless his/her position on the board of directors has been abolished by action taken to reduce the size of the board of directors prior to the annual stockholders meeting.

     Each executive officer is elected or appointed by our board of directors. On August 28, 2002, each director listed in the table below was elected and qualified to serve on our board of directors. All of the directors and executive officers listed below will continue with us in the same capacity as officers and directors as they served with Planet Resources, Inc., the predecessor corporation of CeriStar.

Officers and Directors

                                                                                                Director's
                                                                                              Remaining Term
Name                            Age       Position with the Company           Class             (In Years)
----                            ---       -------------------------           -----             ----------
A.W. Dugan                      74     Chairman of the Board of                 II                  2
                                       Directors, Chief Executive
                                       Officer and President
Jacque N. York                  55     Secretary and Director                   I                   1

     *As per our articles of incorporation, each director whose term expires at each succeeding annual stockholders meeting will continue to serve until such time as his/her successor has been duly elected and has been qualified, unless his/her position on the board of directors has been abolished by action taken to reduce the size of the board of directors prior to the annual stockholders meeting.

     A.W. Dugan, chairman of the board, chief executive officer and president, organized New Planet Resources as the promoter, as that term is defined in the Securities Act of 1933, and joined the board at the time of the organization in 2002. Mr. Dugan also served as the President and Chief Executive Officer of Planet Resources, Inc., the predecessor corporation of CeriStar, Inc.. Mr. Dugan's principal occupation and five year business history is as oil and gas operator.

     For the past seven years, Mr. Dugan has been the chief executive officer of Nortex Corporation, a privately held company in the business of oil and gas exploration and production. In addition to his responsibilities at Nortex and New Planet Resources, Mr. Dugan serves as the President of Anglo Exploration Corporation and Houston Resources Corporation. Anglo Exploration Corporation is an affiliated company that has a limited portfolio of passive investments, which Mr. Dugan manages. Mr. Dugan has been associated with the company for 25 years. Mr. Dugan and his family are the sole stockholders of Anglo Exploration. Houston Resources Corporation is an affiliated company, which operates oil properties for Mr. Dugan's interest as well as for the interests of others. Mr. Dugan has been associated with Houston Resources Corporation for 25 years. Houston Resources Corporation is a passive investor in New Planet Resources and Mr. Dugan and his family are the sole stockholders.

     Jacque N. York, secretary and director, joined the board in 2002. Ms. York's principal occupation and five year business history is as corporate officer. For the past seven years, Ms. York has been the corporate secretary of Nortex Corporation, a privately held company in the business of oil and gas exploration and production. In addition, Ms. York also served as secretary and director of Planet Resources, Inc., the predecessor corporation of CeriStar, Inc.

     There are no employment agreements between our officers and us. Furthermore, we do not carry key-man insurance policies on any of our officers or directors. Mr. Dugan, in his role as an officer and director will devote approximately 15 hours per month to New Planet Resources.

Compensation of Directors and Executive Officers

     We have paid no remuneration to our directors or officers, other than as provided in the following table, which includes remuneration during the represented periods and positions in which they served for our Parent, CeriStar, and we do not anticipate the payment of remuneration, until the board of directors determines otherwise.

                                                                              Long Term
                                  Annual Compensation                    Compensation Awards                Payouts
                      --------------------------------------------    --------------------------    -------------------------
                      ------ -- -------    -------    ------------    -----------    -----------    -------- -- -------------
Name and              Year      Salary     Bonus         Other        Restricted     Securities     LTIP         All other
principal                                               annual        stock          underlying
position                                              compensation      awards        options       payouts     compensation
------------------    ------    -------    -------    ------------    -----------    -----------    --------    -------------
------------------    ------    -------    -------    ------------    -----------    -----------    --------
A.W. Dugan            2002       $-0-       $-0-         $-0-            $405         400,000        $-0-           $-0-
Chairman, chief
executive
                                  officer and
president
                      2001       $-0-       $-0-         $-0-            $-0-           -0-          $-0-           $-0-
                      1999       $-0-       $-0-         $-0-            $-0-           -0-          $-0-           $-0-
Jacque N. York,                  $-0-       $-0-         $-0-            $-0-           -0-          $-0-           $-0-
secretary and
director              2002
                      2001       $-0-       $-0-         $-0-            $-0-           -0-          $-0-           $-0-
                      1999       $-0-       $-0-         $-0-            $-0-           -0-          $-0-           $-0-
Michael K.                       $-0-       $-0-         $-0-            $-0-           -0-          $-0-           $-0-
Branstetter,
former director       2002
                      2001       $-0-       $-0-         $-0-            $-0-          5,000         $-0-           $-0-
                      1999       $-0-       $-0-         $-0-            $-0-           -0-          $-0-           $-0-

Our Stock Incentive Plan

     We have adopted a stock incentive plan to provide deferred stock incentives to our key employees, if any, and our directors and our subsidiaries, if any are created, who contribute significantly to our long-term performance and growth.

General Provisions of the Stock Incentive Plan

     The board of directors, or a committee of the board of directors duly authorized and given authority by the board of directors to administer the stock incentive plan, will administer the stock incentive plan. The board will have exclusive authority to administer the stock incentive plan as follows:
o to select the employees to be granted awards under the stock incentive plan, o to determine the type, size and terms of the awards to be made, o to determine the time when awards will be granted, and o to prescribe the form of instruments evidencing awards made under the stock incentive plan.

     The board will be authorized to establish, amend and rescind any rules and regulations relating to the stock incentive plan as may be necessary for efficient administration of the stock incentive plan. Any board action will require a majority vote of the members of the board.

     Three types of awards are available under the stock incentive plan:
o        nonqualified stock options or incentive stock,
o        stock appreciation rights and
o        restricted stock.

     An aggregate of 400,000 shares of our common stock have been reserved and may be issued under the stock incentive plan. Additional common shares will be authorized to accommodate these and other option and Plan agreements. This number could be adjusted to prevent dilution due to merger, consolidation, stock split or other recapitalization of New Planet Resources.

Stock Options and Stock Appreciation Rights

     Stock options are rights to purchase shares of our common stock. Stock appreciation rights are rights to receive, without payment to us, cash and/or shares of our common stock in lieu of the purchase of shares of our common stock under the stock option to which the stock appreciation right is attached. The board may grant stock options in its discretion under the stock incentive plan. The board will determine the option price at the time the option is granted and will not be less than the par value of those shares.

     The board may, in its discretion, attach a stock appreciation right to an option awarded under the stock incentive plan. A stock appreciation right is exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each share under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of our common stock exceeds the option exercise price for that share. A holder of a stock appreciation right may receive cash, common stock or a combination of both upon surrendering to us the unexercised option to which the stock appreciation right is attached. We must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right.

     A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of our common stock issuable under the stock option or stock appreciation rights until actual issuance of a stock certificate for the our shares.

Restricted Stock

     The board may in its discretion award our common stock that is affected by some restrictions on transferability. This restricted stock issued as part of the stock incentive plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the board, from the date on which the award is granted. We will have the option to repurchase the shares of restricted common stock at the price the board shall have fixed, in its sole discretion, when the award was made. This option will be exercisable at the times and upon the occurrence of events, as the board shall establish when the restricted stock award is granted. We may also exercise our option to repurchase the restricted common stock if prior to the expiration of the restricted period, the participant has not paid to us amounts required to be withheld under federal, state or local income tax laws.

     Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to his ownership including the right to vote and receive dividends, unless the board has imposed limitations.

Tax Information

     A recipient of an incentive stock option or a non-qualified stock option will not recognize income at the time of the grant of the option. On the exercise of a non-qualified stock option, the amount by which the fair market value of the common stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by us. The disposition of the shares acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are affected by the restrictions of Section 16(b) of the Securities Exchange Act of 1934, including subsequent amendments, the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise.

     If an incentive option is exercised through the use of our common stock previously owned by the holder, the exercise generally will not be considered a taxable disposition of the previously owned New Planet shares and thus no gain or loss will be recognized on the exercise of the shares. However, if the previously owned shares were acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for those shares were not satisfied at the time the previously owned shares were used to exercise the incentive option, that use would constitute a disqualifying disposition of the previously owned shares. This would result in the recognition of ordinary income but, under proposed Treasury regulations, not any additional gain in capital gain, in the amount described above.

     The amount of any cash or the fair market value of any New Planet common stock received upon the exercise of stock appreciation rights under the stock incentive plan will be taxable as ordinary income in the year of receipt and we will be entitled to a deduction for that amount. However, if the holder receives our common stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of ordinary income and deduction will be measured at the time those restrictions lapse.

              Principal Shareholders of New Planet Resources, Inc.

     The number of shares of our common stock shown below to be owned beneficially by beneficial owners holding more than five percent of the issued and outstanding common stock, as well as by each director and by all directors and officers as a group is based upon the number of shares to be received by these individuals in the distribution. The following table sets forth information about the beneficial ownership of our common stock after the distribution by:

o each person known by us to own beneficially five percent (5%) or more of the outstanding common stock,
o        each of our directors,
o        each of our executive officers, and
o        our directors and officers as a group.

-------------------------------------------------- -- --------------------------- -- ---------------------
                               Number of Shares of
                                                      Common Stock Beneficially           Percentage
Name and Address of Beneficial Owners                           Owned                 Beneficially Owned
--------------------------------------------------    ---------------------------    ---------------------
A.W.  Dugan                                                     1,527,292                     76.4%
1415 Louisiana, Suite 3100
Houston, Texas 77002

Houston Resources Corp.
1415 Louisiana, Suite 3100
Houston, Texas 77002                                              159,363                      8.0%

Anglo Exploration Corp.
1415 Louisiana, Suite
Houston, Texas 77002                                               95,618                      4.8%

Jacque N. York
1415 Louisiana, Suite
Houston, Texas 77002                                                  -0-                     0.00%

Executive officers and directors as a group (2
persons)                                                        1,527,292                     76.4%
--------------------------------------------------------------------------------

     In the preceding table:
o A person is deemed to be the beneficial owner of securities that he or she can acquire within 60 days from the date of this prospectus upon the exercise of options. Furthermore, unless otherwise indicated below and under applicable community property laws, each shareholder named in the table above has sole voting and investment power with respect to the shares set forth opposite his or her name.
o Mr. Dugan is deemed to be the beneficial owner of 159,363 shares beneficially owned by Anglo Exploration Corp. Anglo
         Exploration Corp. is a private company owned and controlled by Mr. Dugan. Furthermore, Mr. Dugan's shares include 95,618 shares owned by Houston Resources Corp. Houston Resources Corp. is a company beneficially owned by a trust for the benefit of Mr. Dugan's family, and to which he disclaims any beneficial interest. Mr. Dugan does, however, have dispositive and voting control over these shares.


                 Certain Relationships and Related Transactions

     On July 28, 1994, CeriStar granted five (5) year options to purchase 645,000 shares of common stock at a price of $0.15 per share. During fiscal 1996, 240,000 of the options were exercised by Houston Resources Corporation, a corporate entity owned by a trust for the benefit of the family of A.W. Dugan. In conjunction with a previous transaction, the previously remaining 405,000 unexercised options, which were to expire on July 28, 1999, were cancelled. On August 12, 1999, Planet issued to Mr. Dugan and Mr. Branstetter options to purchase 405,000 shares of its common stock exercisable at anytime prior to 5:00 p.m. December 31, 2004 at an exercise price of $0.15 per share. On August 28, 2002, these options were exercised by Mr. Dugan and Mr. Branstetter.

     In November 1999, CeriStar entered into a consulting agreement with Genesis Financial Group, L.L.C. for the provision of management consulting advice relating to the preparation of a registration statement of which this prospectus is a part. As per the terms of the consulting agreement, Genesis received warrants to purchase 50,000 shares of our common stock at a price of $0.40 per share. On August 28, 2002, these warrants were exercised.

     We intend to issue to Genesis Financial Group, L.L.C. warrants to purchase 50,000 shares of our common stock at a price of $0.01 per share and exercisable anytime prior to 5:00 p.m. on August 16, 2007.

Our Policy Regarding Transactions with Affiliates

     At this time, we have no formal policy in place regarding New Planet Resources, Inc. entering into transactions with affiliates.


                          Description Our Capital Stock

Authorized Capital Stock

Our certificate of incorporation grants us the authority to issue 25,000,000 shares of capital stock, of which 20,000,000 shares are common stock, par value $.001 per share, and 5,000,000 shares are serial preferred stock, par value $.001 per share. At September 30, 2002, we had outstanding 1,000 shares of common stock issued and outstanding, all of which are currently owned by CeriStar. Upon completion of the agreement and plan of distribution, we will have 2,000,000 shares of our common stock issued and outstanding.

Serial Preferred Stock

     Under our certificate of incorporation, our board of directors may from time to time establish and issue one or more series of preferred stock and fix the serial designations, powers, preferences and rights of the shares of each series and the qualification, limitations or restrictions on those shares, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, if any, of any wholly unissued series of our preferred stock.

Common Stock

     Holders of our common stock are entitled to receive dividends as the board of directors declares them after consideration of the preference of any outstanding preferred stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. However, we have no present intention of paying any dividends. There is no cumulative voting for the election of directors and our common stock does not have any preemptive rights. Upon liquidation of New Planet Resources, holders of our common stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to any outstanding our preferred stock. Payment and declaration of dividends on our common stock and purchases of shares by us will be affected by restrictions if we fail to pay dividends on any series of our preferred stock ranking prior to our common stock as to the payment of dividends.

Warrants

     Subsequent to the distribution of our common stock, we intend to issue warrants to purchase 50,000 shares of our common stock to Genesis Financial Group at a price of $0.01 per share at any time up to August 16, 2007. The warrants will provide for cashless exercise.

Defenses Against Hostile Takeovers

     Certain provisions of our certificate of incorporation may have the effect of preventing or delaying an acquisition or tender offer, which might be viewed by the stockholders to be in their best interests.

     In general, the anti-takeover provisions in Delaware law and our certificate of incorporation are designed to minimize our susceptibility to sudden acquisitions of control, which have not been negotiated with and approved by our board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. These provisions would not prohibit an acquisition of control or a tender offer for all of our capital stock. However, to the extent these provisions successfully discourage the acquisition of control of us or tender offers for all or part of our capital stock without approval of the board of directors, they may have the effect of preventing or delaying an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Authorized shares of capital stock. Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of serial preferred stock and 20,000,000 shares of common stock. Shares of our preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock, could represent additional capital stock, which would be required to be purchased by a prospective acquirer. Issuance of additional shares may dilute the voting interests of our stockholders.

     Stockholder meetings. Our certificate of incorporation provides that only our board of directors or a duly designated committee of the board may call annual stockholder meetings. Our certificate of incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent. These provisions may discourage hostile takeover attempts by making it more difficult to address shareholders between annual meetings called by the board of directors.

     Classified board of directors and removal of directors. Our certificate of incorporation provides that our board of directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified board of directors could make it more difficult for stockholders, including those holding a majority of our outstanding stock, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority. In contrast, the majority of a non-classified board may be changed in one year. In the absence of the provisions of our certificate of incorporation classifying the board, all of the directors would be elected each year. The provision for a staggered board of directors affects every election of directors and is not triggered by the occurrence of a particular event like a hostile takeover. Thus, a staggered board of directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     Stockholder vote required to approve business combinations with related persons. Our certificate of incorporation generally requires the approval of the holders of 75% of our outstanding voting stock, including any class or series entitled to vote separately, and a majority of the outstanding stock not beneficially owned by a related person, up to a maximum requirement of 85% of the outstanding voting stock, to approve business combinations, as defined, involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of our board of directors who were directors prior to the time when the related person became a related person. The supermajority stockholder vote requirements under the Delaware Certificate and Delaware law may have the effect of foreclosing mergers and other business combinations, which the holders of a majority of our stock deem desirable, and place the power to prevent those types of transactions in the hands of a minority of our stockholders.

     Advance notice requirements for nomination of directors and proposal of new business at annual stockholder meetings. Our certificate of incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by us and could inhibit the ability of stockholders to bring up new business in response to recent developments.

     Supermajority voting requirement for amendment of some provisions of the certificate of incorporation. Our certificate of incorporation provides that specified provisions contained in the certificate of incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than 75% percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the certificate of incorporation. Specific provisions affected by the supermajority vote requirement are:

o the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings,
o written notice to us of nominations for the election of directors and new business proposals,
o        the number and terms of our directors,
o        the removal of directors,
o        approval of business combinations involving related persons,
o the consideration of various factors in the evaluation of business combinations,
o        indemnification of directors, officers, employees and agents,
o        limiting directors' liability, and
o the required stockholder vote for amending the by-laws and certificate of incorporation.


                         Shares Eligible for Future Sale

     Upon completion of this distribution, we will have an estimated 2,000,000 shares of common stock outstanding held beneficially by approximately 1,444 persons, all of which will be freely tradable without restriction or further registration under the Securities Act.


                                  Legal Matters

     Sonfield and Sonfield, Houston, Texas, will pass upon the validity of the issuance of the securities offered by this prospectus for us.


                                     Experts

     Our financial statements as of September 30, 2002, appearing in this prospectus have been audited by Harper and Pearson Company, independent auditors, as set forth in their report appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.


                       Where You Can Find More Information

     We intend to furnish to its shareholders annual reports, which will include financial statements audited by independent accountants, and any other periodic reports as it may determine to furnish or as may be required by law, including sections 13(a) and 15(d) of the Securities Exchange Act of 1934, including subsequent amendments.

     You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus

     We have filed a registration statement with the Securities Exchange Commission under the Securities Act with respect to the shares registered by this prospectus. This Prospectus omits some information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information about respect to New Planet Resources, Inc. and our common stock, investors should read the registration statement, including the exhibits included with it. Statements in this Prospectus about the contents of any contract or any other document are not necessarily complete; investors should read each contract or other document filed with the Commission as an exhibit to the registration statement. The registration statement, including all of the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of those materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. We will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.


                          Index to Financial Statements



                                                                           Page
Independent Auditor's Report.........................................       F-2
Balance Sheets.......................................................       F-3
Statement of Operations..............................................       F-4
Statement of Changes in Stockholder's (Deficit)......................       F-5
Statement of Cash Flows..............................................       F-6
Notes to Financial Statements........................................       F-7


                            INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholder
New Planet Resources, Inc.
(A Development Stage Company)
Houston, Texas


We have audited the accompanying balance sheet of New Planet Resources, Inc. (A Development Stage Company) as of September 30, 2002, and the related statements of operations, changes in stockholder's (deficit) and cash flows for the period August 27, 2002 (date of inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Planet Resources, Inc. (A Development Stage Company) at September 30, 2002, and the results of its operations and its cash flows for the period August 27, 2002 (date of inception) through September 30, 2002, in conformity with generally accepted accounting principles in the United States.

/s/Harper & Pearson Company



Houston, Texas
October 11, 2002



                           NEW PLANET RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                               SEPTEMBER 30, 2002



                                     ASSETS

ASSETS                                                                  $   -0-
                                                                        =======


                    Liabilities and Stockholder's (DEFICIT)

Liabilities
                 Amount payable, related party                          $ 5,000
                                                                        -------

Commitments and contingencies

Stockholder's (DEFICIT)

                 Preferred stock, $.001 par value, 5,000,000
                   shares authorized, none issued and
                   outstanding                                               -0-

                 Common stock, $.001 par value, 20,000,000
                   shares authorized, 1,000 shares issued
                   and outstanding                                             1

                 Additional paid-in capital                                  999

                 Retained (deficit) accumulated during the
                 development stage                                       (6,000)
                                                                      -- -------

                   Total stockholder's (deficit)
                                                                        (5,000)

TOTAL LIABILITIES AND STOCKHOLDER'S (DEFICIT)                             $  -0-
                                                                          ======






                           NEW PLANET RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

            FOR THE PERIOD AUGUST 27, 2002 THROUGH SEPTEMBER 30, 2002



Revenue                                                                $     -0-
                                                                       ---------

CONSULTING EXPENSE                                                         5,000

ADMINISTRATIVE EXPENSES                                                    1,000
                                                                           -----


NET LOSS                                                              $  (6,000)
                                                                      ==========


BASIC LOSS PER SHARE OUTSTANDING                                      $   (6.00)
                                                                      ==========



WEIGHTED AVERAGE SHARES OUTSTANDING                                        1,000
                                                                           =====







                           NEW PLANET RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF CHANGES IN STOCKHOLDER'S (DEFICIT)

            FOR THE PERIOD AUGUST 27, 2002 THROUGH SEPTEMBER 30, 2002

                                       Common Stock
                                 Number of                       Additional        Retained
                                  Shares                         Paid-In           Earnings
                                  Issued         Par Value        Capital          (Deficit)          Total
                                ------------    ------------     -----------     --------------    -------------


Balance, August 27, 2002                -0-          $  -0-          $  -0-             $  -0-           $  -0-

SHARES ISSUED FOR SERVICES            1,000               1           (999)                -0-            1,000

Net loss FOR THE PERIOD
AUGUST 27, 2002 THROUGH
                                ----------      ---------        ---------
SEPTEMBER 30, 2002                      -0-             -0-             -0-            (6,000)          (6,000)
                                        ---             ---             ---            -------          -------

Balance, SEPTEMBER 30, 2002           1,000           $   1           $ 999          $ (6,000)         $(5,000)
                                ===========           =====           =====          =========         ========







                           NEW PLANET RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

            FOR THE PERIOD AUGUST 27, 2002 THROUGH SEPTEMBER 30, 2002



Cash Flows From Operating Activities:
     Net loss                                                      $ (6,000)
                                                                   ---------

     Adjustments to reconcile net loss to net cash used by operating activities:
        Common stock issued for services                               1,000
                                                                -----  -----

     Change in operating liabilities:
        Amount payable, related entity                                 5,000
                                                                -----  -----

           Cash provided by operating activities                         -0-
                                                                ------------

Net Increase in Cash                                                     -0-

Cash at Beginning of Period                                              -0-
                                                                ------------

Cash at End of Period                                                 $  -0-
                                                                      ======







                           NEW PLANET RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002

1. ORGANIZATION AND BUSINESS

       New Planet Resources, Inc. (New Planet or the Company) (A Development Stage Company) was incorporated in the State of Delaware on August 27, 2002, as a wholly owned subsidiary of Ceristar, Inc. (Ceristar). New Planet was formed in connection with the execution of an Agreement and Plan of Distribution (the Distribution Agreement) by and between Ceristar and New Planet dated September 6, 2002. Under terms of the Distribution Agreement, Ceristar will transfer certain of its assets to New Planet including mineral rights and related equipment and shares of New Planet will be distributed to the Ceristar stockholders in a tax-free exchange. New Planet intends to become a public company upon the effectiveness of a registration statement. New Planet is considered a development stage enterprise because it has not yet generated any revenue or ongoing operations associated with its contemplated business plan. There can be no assurances that New Planet will be successful in executing its business plan or in its efforts to become a public company.

       Conditions Affecting Ongoing Operations - Since its inception as a development stage enterprise, New Planet has not generated any commercial operations and has relied on a shareholder/investor to provide it with needed operating space, personnel to prepare financial information and capital when needed. New Planet has incurred minimal expenses for professional and other costs, which have been reflected on the accompanying statement of operations. To conserve its availability of cash, New Planet has issued its common stock to satisfy obligations as they became due. The Company has adopted June 30 as its fiscal year end. The statements of operations, changes in stockholder's equity and cash flows at September 30, 2002 are for the period August 27, 2002 (date of inception) through September 30, 2002.

       The Company is subject to the risks associated with development stage companies that lack working capital, operating resources, cash and ready access to the credit and equity markets. The Company hopes to obtain additional debt and equity financing from various sources in order to finance its business plan. In the event the Company is unable to obtain additional debt and equity financing, the Company will not be able to conduct any business operations.

       Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Basic Loss Per Share - Basis loss per share of common stock is based on the weighted average number of shares outstanding during the period.

       Income Taxes - New Planet has had losses since inception and therefore has not been subject to federal income taxes. As of September 30, 2002, New Planet had accumulated net operating loss carryforwards for income tax purposes of $6,000. These carryforwards begin to expire in 2022. The Tax Reform Act of 1986 provided for an annual limitation on the use of net operating loss and tax credit carryforwards following certain ownership changes that limit New Planet's ability to utilize these carryforwards. Additionally, because U.S. tax laws limit the time during which net operating loss and tax credit carryforwards may be applied against future taxable income and tax liabilities, New Planet may not be able to take full advantage of its net operating loss and tax credits for federal income tax purposes. New Planet has net operating losses since inception and there is no assurance of future taxable income; therefore, a valuation allowance has been established at September 30, 2002 to fully offset any deferred tax assets.


2. PROFORMA EFFECTS OF DISTRIBUTION AGREEMENT

     The following table reflects the current financial position of New Planet as reflected on the accompanying balance sheet at September 30, 2002 and the proforma effects on New Planet's financial position following the execution of the Distribution Agreement. Upon completion of the Distribution, there will be a total of 2,000,000 shares of New Planet Stock issued at below par and exchanged for the 1,000 shares now outstanding.

                                                         ASSETS

                                                                                              September 30, 2002
                                                                                      Actual                 Proforma

        TOTAL ASSETS                                                               $       -0-            $      -0-
                                                                                    ==========             =========

                                         LIABILITIES AND STOCKHOLDER'S (DEFICIT)

        LIABILITIES
          Amount payable, related entity                                               $ 5,000              $  5,000
                                                                                       -------               -------

        COMMITMENTS AND CONTINGENCIES

        STOCKHOLDER'S DEFICIT
           Preferred stock - par value $.001; 5,000,000 shares
            authorized, none issued or outstanding                                         -0-                   -0-
           Common stock - par value $.001; 20,000,000 shares authorized,
            1,000 Actual shares and 2,000,000 Proforma shares issued
            and outstanding, respectively                                                    1                 1,000
           Additional paid-in capital                                                      999                   -0-
           Retained (deficit)                                                          (6,000)                (6,000)
                                                                                      -------                -------

                 Total stockholder's deficit                                           (5,000)               (5,000)
                                                                                     ---------             ---------

                    TOTAL LIABILITIES AND STOCKHOLDER'S
                      DEFICIT                                                      $       -0-             $       -0-
                                                                                    ==========              ==========


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES FOR PROFORMA EFFECTS OF DISTRIBUTION AGREEMENT

     Realization of the Carrying Cost of Mining Property and Exploration Costs - These assets are shown on the accompanying balance sheets at a zero value which reflects the current fair value of the mineral interests at September 30, 2002. The ultimate realization of New Planet's original costs in these assets is dependent upon the discovery and the ability of New Planet to finance successful exploration and development of commercial ore deposits, if any, in the mining properties in sufficient quantity for New Planet to recover its original investment.

     Property - Mineral Rights And Leases - Pursuant to the Distribution Agreement, New Planet will become the owner of subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho.

     Leases - A subsurface mining agreement dated May 1, 1981, with the City of Mullan, whereby New Planet, as lessee, will have the right to mine subsurface minerals on approximately 200 acres owned by the City north of the Osburn Fault for a period of 25 years will also be distributed pursuant to the Distribution Agreement. The City, as lessor, will receive 20% of all royalty payments or other consideration received by New Planet. In the event New Planet enters into a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been received or paid on "City Property' south of the fault.


4. CONSULTING AGREEMENT WITH GENESIS FINANCIAL GROUP, L.L.C.

     On August 16, 2002, the Company entered into a consulting agreement with Genesis Financial Group, L.L.C. ("Genesis") to assist it in completing the distribution, including the preparation of a registration statement. Under the terms of the agreement, Genesis is to be paid $5,000 upon engagement and $5,000 once the registration statement is filed with the Securities and Exchange Commission. Furthermore, Genesis is to be issued a warrant for an aggregate price of $10.00 to purchase 50,000 shares of the Company's common stock at the price of $.01 per share. The warrant is to have an expiration date of August 16, 2007. The agreement has a term the sooner of six months or the declared effectiveness of the registration statement. On September 4, 2002, Genesis was paid the initial $5,000 due to it by Anglo Exploration Corporation, a company controlled by Mr. Dugan.


                                     PART II

                     Information Not Required in Prospectus

ITEM 24.    Indemnification of Directors And Officers

     Section 145 of the Delaware General Corporation Law applies to New Planet and the relevant portion of the Delaware General Corporation Law provides as follows:

     145. Indemnification of Officers, Directors, Employees and Agents; Insurance. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     New Planet's certificate of incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to New Planet or its stockholders to the fullest extent permitted by the Delaware General Corporation Law, as amended. Specifically, no director of New Planet will be personally liable to New Planet or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in
Section 102 of the Delaware General Corporation Law for liability: (i) for any breach of the director's duty of loyalty to New Planet or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in New Planet's certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited New Planet and its stockholders.

     Under New Planet's certificate of incorporation and in accordance with
Section 145 of the Delaware General Corporation Law, New Planet will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of New Planet) by reason of the fact that such person was or is a director or officer of New Planet, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of New Planet, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to New Planet, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. New Planet will indemnify, pursuant to the standard enumerated in Section 145 of the Delaware General Corporation Law, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of New Planet.

     The certificate of incorporation of New Planet provides that New Planet may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the Delaware General Corporation Law so requires, such indemnified person agrees to reimburse New Planet if it is ultimately determined that such person is not entitled to indemnification. New Planet's certificate of incorporation also allows New Planet, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of New Planet has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, New Planet may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of New Planet or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not New Planet would have the power or obligation to indemnify such person against such liability under the provisions of the Delaware General Corporation Law. New Planet maintains insurance for the benefit of New Planet's officers and directors insuring such persons against certain liabilities, including civil liabilities under the securities laws.

     Additionally, New Planet has entered into indemnification agreements with each of the Directors of New Planet, which, among other things, provides that New Planet will indemnify such Directors to the fullest extent permitted by New Planet's certificate of incorporation and the Delaware General Corporation Law and will advance expenses of defending claims against such Directors.

ITEM 25.  Other Expenses of Issuance and Distribution

     The estimated expenses payable by New Planet in connection with the issuance and distribution of the securities being registered are as follows:

        SEC Registration Fee*........................................       $nil
        Legal Fees and Expenses*.....................................     25,000
        Accounting Fees and Expenses*................................     10,000
        Financial Printing*..........................................      5,000
        Transfer Agent Fees*.........................................      1,500
        Blue Sky Fees and Expenses*..................................      3,000
        Miscellaneous*...............................................      2,500
                                                                           -----
        TOTAL........................................................    $47,000
                                                                         =======
       ============================================================== ==========
     ------------------
     * Estimated.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Pursuant to our agreement and plan of merger with CeriStar, on or about September 3, 2002, we issued to CeriStar 1,000 shares of our common stock. We intend to issue to Genesis Financial Group, L.L.C. warrants to purchase 50,000 shares of our common stock at an exercise price of $0.01 per share and exercisable anytime prior to 5:00 p.m. on August 16, 2007. The warrants will provide for cashless exercise.


ITEM 27.  Exhibits and Financial Statement Schedules

Exhibit No.      Description of Document
-----------      -----------------------
1.1              Agreement and Plan of Distribution*
3.1              Certification of Incorporation*
3.2              By-Laws*
4.3              Form of Common Stock Certificate*
5.1              Opinion of Sonfield and Sonfield*
8.1              Opinion of Sonfield and Sonfield with respect to tax matters
                 (included as part of Exhibit 5.1)*
10.1             New Planet Incentive Stock Option Plan*
10.2             Indemnification Agreement between New Planet and A.W. Dugan*
10.3             Indemnification Agreement between New Planet and Jacque N.York*
10.6             Lease Agreement with City of Mullan, Idaho (included as an exhibit to Exhibit 10.8)*
10.7             Assignment of Mineral Lease*
10.8             Mining Deed*
23.1             Consent of Harper and Pearson Company*
23.2             Consent of Sonfield and Sonfield (included as part of
                 Exhibit 5.1)*
23.3             Consulting Agreement by and between Genesis Financial Group,
                 L.L.C. and Planet Resources, Inc.*
     ------------------------
     *     Filed herewith


ITEM 28.  Undertakings

     The undersigned Registrant undertakes to provide to participating broker-dealers, at the closing, certificates in those denominations and registered in those names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

     The undersigned Registrant also undertakes:

(1)......To    file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment to the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement; Provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant punder section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in that amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant under the specified provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by that director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

     The undersigned Registrant also undertakes that it will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   Signatures

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 18th day of November, 2002.

     NEW PLANET RESOURCES, INC.


     By: /s/A.W. Dugan
        _____________________________________________
           A.W. Dugan, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on the dates indicated by the following persons in the capacities indicated.

/s/A.W. Dugan                                      /s/Jacque N. York
-------------------------------------------        -----------------------------
A.W. Dugan, Chief Executive Officer,               Jacque N. York, Secretary
President and Director                             and Director


                                  Exhibit Index





Exhibit No.      Description of Document
-----------      -----------------------
1.1              Agreement and Plan of Distribution*
3.1              Certification of Incorporation*
3.2              By-Laws*
4.3              Form of Common Stock Certificate*
5.1              Opinion of Sonfield and Sonfield*
8.1              Opinion of Sonfield and Sonfield with respect to tax matters
                 (included as part of Exhibit 5.1)*
10.1             New Planet Incentive Stock Option Plan*
10.2             Indemnification Agreement between New Planet and A.W. Dugan*
10.3             Indemnification Agreement between New Planet and Jacque N.York*
10.6             Lease Agreement with City of Mullan, Idaho (included as an exhibit to Exhibit 10.8)*
10.7             Assignment of Mineral Lease*
10.8             Mining Deed*
23.1             Consent of Harper and Pearson Company*
23.2             Consent of Sonfield and Sonfield (included as part of
                 Exhibit 5.1)*
23.3             Consulting Agreement by and between Genesis Financial Group,
                 L.L.C. and Planet Resources, Inc.*
     ------------------------
     *     Filed herewith


                                   EXHIBIT 1.1

                       AGREEMENT AND PLAN OF DISTRIBUTION

         THIS AGREEMENT AND PLAN OF DISTRIBUTION (the "Agreement") dated as of September 6, 2002 by and between Planet Resources, Inc., a Delaware corporation ("Planet")and New Planet Resources, Inc., a Delaware corporation ("New Planet").

                              W I T N E S S E T H:

         WHEREAS, Planet and CeriStar, Inc., a Delaware corporation ("CeriStar") have previously entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of a wholly owned subsidiary of Planet formed for such purpose ("Merger Sub") into CeriStar (the "Merger");

         WHEREAS, under the terms of the Merger and upon the consummation of the transactions contemplated by the Merger Agreement and in furtherance thereof, Planet agreed to transfer to New Planet all of its right, title and interest in and to the Mineral Properties (as hereinafter defined) in exchange for the issuance by New Planet;

         WHEREAS, the transactions contemplated by the Merger Agreement have been consummated and the Mineral Properties have been transferred to New Planet; and

         WHEREAS, pursuant to the terms of the Merger Agreement, Planet and CeriStar agreed that a part of the Merger is the issuance and distribution by New Planet of the Distribution Shares (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Planet and New Planet hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  Action: Any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  Agreement: This Agreement, as amended or supplemented from time to time.

                  Affiliate: An Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

                  Commission:  The Securities and Exchange Commission.

                  Distribution: The distribution by New Planet of the Distribution Shares, as contemplated by Article IV of this Agreement.

                  Distribution Date: The date or dates selected by New Planet to distribute the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

                  Distribution Record Date: Such date as may heretofore be determined by Planet's Board of Directors as the record date for determining the stockholders of Planet entitled to receive the Distribution Shares.

                  Distribution Shares: The shares of Common Stock, par value $.001 per share, of New Planet to be issued and distributed by New Planet as contemplated by this Agreement.

                  Environmental Laws and Orders: Collectively, all laws and orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about the real estate associated with the Mineral Properties, including, without limitation, RCRA, CERCLA and all other laws and orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous, toxic materials or wastes.

                  Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                  Effective Date: The date on which the Distribution contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

                  Effective Time: The time on the Effective Date when the Distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

                  Indemnifiable Losses: Any and all losses, liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions and which are incurred by any Indemnitee (as hereinafter defined).

                  Mineral Properties: The mineral estate described on Schedule I to this Agreement.

                  NASD:  The National Association of Securities Dealers, Inc.

                  Person: Includes an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

                  Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to such Rule.

                  RCRA: The Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

                  Registration Statement: Any registration statement of New Planet which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

                  Rules and Regulations: The rules and regulations of the Commission.

                  Securities Act: The Securities Act of 1933, as amended from time to time.

                  Transfer Agent: Atlas Stock Transfer Corporation, and its successors and assigns.

         References; Interpretation. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE II
                                CERTAIN COVENANTS

         Directors and Officers of New Planet. On the Distribution Date, the parties hereto shall use their best efforts to cause: (i) the election to the Board of Directors of New Planet of the individuals to be identified in the Prospectus as directors of New Planet, effective upon the Effective Date, and
(ii) the directors of New Planet to elect as officers of New Planet the individuals to be identified in the Prospectus as the officers of New Planet, effective upon the Effective Date.

         Conveyance of Mineral Properties; Assumption of Liabilities. In consideration of the Distribution by New Planet of the Distribution Shares, Planet conveyed, assigned and delivered to New Planet and to the successors and assigns of New Planet, effective as of the date of the Merger, all of the right, title and interest of Planet in and to the Mineral Properties. In connection with the conveyance, New Planet hereby unconditionally agreed, effective as of the date of the Merger, to assume, pay, perform and discharge any and all liabilities associated with the Mineral Properties, including, without limitation, all liabilities arising under the Environmental Laws and Orders.

         NASD Qualification. New Planet shall use its best efforts to qualify the Distribution Shares for quotation on the Electronic Bulletin Board operated by the NASD.

         Best Efforts Undertaking of New Planet. New Planet hereby expressly covenants and agrees to use its best efforts to effect the Distribution of the Distribution Shares as soon as reasonably practicable following the execution of this Agreement.

                                   ARTICLE III
                                 INDEMNIFICATION

         Indemnification by New Planet. From and after the Distribution Date, except as otherwise specifically set forth in any provision of this Agreement, New Planet shall indemnify, defend and hold harmless Planet, its successors and permitted assigns and its directors, officers, stockholders, employees, representatives, Affiliates, agents and associates (collectively hereinafter, the "Indemnitees") from and against any and all Indemnifiable Losses of any of the Indemnitees related in any way to or otherwise arising in connection with:
(a) the ownership or operation of the Mineral Properties by New Planet; (b) the violation of any Environmental Laws and Orders in connection with the ownership or operation of the Mineral Properties by New Planet; (c) the breach by New Planet at any time of any representation, warranty, covenant or agreement of New Planet provided in this Agreement; and (d) any claims relating to the Prospectus or the Registration Statement.

         Procedures for Indemnification. If a claim or demand is made against an Indemnitee by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify New Planet in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent to which New Planet shall have been actually prejudiced as a result of such failure (except that New Planet shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to New Planet promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                  If a Third Party Claim is made against an Indemnitee, New Planet shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by New Planet; provided that such counsel is not reasonably objected to by the Indemnitee. Should New Planet so elect to assume the defense of a Third Party Claim, New Planet shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If New Planet assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by New Planet, it being understood that New Planet shall control such defense. New Planet shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which New Planet has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and New Planet or that there are defenses available to the Indemnitee that are not available to New Planet, the effect of which shall be to make it impractical for the Indemnitee and New Planet to be jointly represented by the same counsel, in which case New Planet shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If New Planet so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with New Planet in the defense or prosecution thereof.

                  If New Planet acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without New Planet's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of New Planet if the Indemnitee releases New Planet from its indemnification obligations hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect New Planet. If New Planet acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that New Planet may recommend that by its terms (i) obligates New Planet to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that New Planet's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of New Planet in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

                  Notwithstanding the foregoing, New Planet shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, New Planet shall be entitled to assume the defense of the portion relating to money damages.

         Indemnification Payments. Any indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the Indemnifiable Losses are incurred.

         Survival of Indemnification Obligations. The obligations of New Planet under this Article III shall survive the execution and delivery of this Agreement.

                                   ARTICLE IV
                                THE DISTRIBUTION

         Issuance and Distribution of the Distribution Shares.

                  In exchange for the conveyance and transfer by Planet to New Planet of the Mineral Properties, New Planet shall, on or prior to the Distribution Date, issue the Distribution Shares in such number as shall be required to effect the Distribution contemplated by this Agreement and cause cancellation of any share certificates previously issued to Planet. For this purpose, Planet delivered to A.W. Dugan, in connection with the Merger, certificates currently issued to Planet representing shares of New Planet Common Stock with irrevocable instructions to return same to New Planet for cancellation on the Effective Date.

                  New Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of capital stock of Planet on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. New Planet shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

                  New Planet hereby represents and warrants that at the Distribution Date, the representations and warranties of New Planet herein contained and the statements contained in all certificates theretofore or simultaneously delivered by New Planet to Planet pursuant to this Agreement, shall in all respects be true and correct.

         Conditions to the Distribution. New Planet's obligation to effect the Distribution hereunder shall be subject to the accuracy as of the date hereof and as of the Distribution Date, of the representations and warranties on the part of New Planet herein contained, to the performance by New Planet of all its agreements herein contained, to the fulfillment of or compliance by New Planet with all covenants and conditions hereof, and to the following additional conditions:

                  On or prior to the Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to Planet shall have reasonably objected, in writing.

                  On or prior to the Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm shall have agreed to make a market in the Distribution Shares, or (ii) been approved for listing on a regional, national or international exchange.

                  Between the date hereof and each Distribution Date, New Planet shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

                  Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of New Planet threatened against New Planet and there shall be no proceeding instituted or to the knowledge of New Planet threatened against New Planet before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of New Planet.

                  Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) New Planet shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the initial filing of the Registration Statement and (ii) except in the ordinary course of its business, New Planet shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of New Planet shall be substantially as great as at its last financial report without considering the proceeds from the Distribution of the Distribution Shares.

                  The authorization of the Distribution Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to Planet.

                                    ARTICLE V
                        REGISTRATION OF NEW PLANET SHARES

         Registration Procedures. New Planet shall use its best efforts to effect such registrations to permit the Distribution of the Distribution Shares in accordance with the terms of this Agreement, and pursuant thereto New Planet will as expeditiously as possible:

                  Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the Distribution of the Distribution Shares in accordance with the terms of this Agreement, and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, New Planet will furnish to Planet copies of all such documents proposed to be filed, and New Planet will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Planet shall reasonably object;

                  Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; and cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

                  Notify Planet promptly, and (if requested by Planet) confirm such advice in writing (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by New Planet of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                  Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  If requested by Planet, promptly incorporate in a Prospectus supplement or post-effective amendment such information as Planet requests to be included therein relating to the Distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment;

                  Furnish to Planet, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  Prior to any public offering of Distribution Shares, register or qualify such Distribution Shares covered by the Registration Statement; provided, however, that New Planet will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  Effect the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as the Transfer Agent may request at least two business days prior to any distribution of Distribution Shares to the stockholders of Planet;

                  Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the consummation of the Distribution of such Distribution Shares;

                  Upon the occurrence of any event contemplated by subparagraph 5.1(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the stockholders of Planet, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by New Planet are then listed or, if not listed, to become listed or qualified for quotation on the Electronic Bulletin Board;

                  Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;

                  Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares are distributed.

         Registration Expenses; Certain Related Expenses. All expenses incident to New Planet's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings require to made with the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations or qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as Planet may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for New Planet and of all independent certified public accountants of New Planet, securities acts liability insurance if New Planet so desires and fees and expenses of other Persons retained by New Planet (all such expenses being herein called "Registration Expenses") will be borne by New Planet, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws. New Planet will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by New Planet.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF NEW PLANET

         Organization and Qualification. New Planet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite authority and power (corporate and other), licenses, authorizations, consents and approvals to carry on its business, to own, hold and operate its properties and assets and to enter into this Agreement. New Planet is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, make such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a material adverse effect on the business or financial condition of New Planet.

         Authorization and Validity of this Agreement. The execution, delivery and performance by New Planet of this Agreement are within New Planet's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board of Directors or stockholders of New Planet any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, do not and will not violate or contravene (i) any provision of law; (ii) any rule or regulation of any agency or government, domestic or foreign; (iii) any order, writ, judgment, injunction, decree, determination or award; or (iv) any provision of the Certificate of Incorporation or the Bylaws of New Planet, do not and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by (or give any party any right to terminate or accelerate upon notice or lapse of time or both), any indenture, license, franchise, loan or credit agreement, note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which New Planet is a party, or by which New Planet or any of its properties, assets or rights is bound or affected, do not and will not result in the creation or imposition of any lien or other security interest and do not and will not require the consent, approval or authorization of any other party to any agreements, licenses, leases, permits, franchises, rights and other obligations of New Planet.

         Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of New Planet and is enforceable against New Planet in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

         Capitalization of the Company. The authorized capital stock of New Planet, as of the date of this Agreement, consists of 25,000,000 shares of Common Stock, par value $.001 per share, of which 2,000,000 will be issued and outstanding upon completion of the Distribution and 1,000,000 shares of Preferred Stock, par value $.001 per share, of which none are issued and outstanding. There are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of New Planet, or notes, securities or other instruments convertible into or exchangeable for capital stock of New Planet, nor any agreements or understandings with respect to the issuance thereof.

         Duly Issued. Upon issuance by New Planet of the Distribution Shares, such shares will be validly issued, fully paid and non-assessable, and will vest in their holders legal and valid title to the Distribution Shares, free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances.

         Representations Not Waived. The representations and warranties of New Planet contained herein will not be affected or deemed waived by reason of any investigation made by or on behalf of Planet and/or its representatives or agents or by reason of the fact that Planet and/or its representatives or agents knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

         Disclosure. No representation or warranty of New Planet contained in this Agreement and no information appearing in any writing furnished by New Planet to Planet pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


                                   ARTICLE VII
                               DISPUTE RESOLUTION

         Disputes. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period of no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to any other party hereto that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

         Arbitration in Accordance with American Arbitration Association Rules. All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

         Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

         Costs of Arbitration. In the award, the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

         Settlement by Mutual Agreement. Nothing contained in this Article VII shall prevent the parties hereto from settling any Agreement Dispute by mutual agreement at any time.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         No Inconsistent Agreements. New Planet will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event New Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Planet hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of New Planet's securities under any such agreements.

         Survival of Obligations. The obligations of the parties under Articles VII and VIII of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by New Planet, by Planet, upon the expiration of this Agreement or otherwise).

         Severability. In case any one or more of the provisions or part of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, New Planet and Planet each intend that the covenants contained in Articles IV and V of this Agreement shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

         Entire Agreement, Amendment. This Agreement contains the entire agreement between New Planet and Planet with respect to the subject matter hereof and supplants in its entirety the Original Distribution Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

         Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

To New Planet:                                                        To Planet:
New Planet Resources, Inc.                                            Planet Resources, Inc.
1415 Louisiana, Suite 3100                                            50 West Broadway, Suite 1100
Houston, Texas 77002                                                  Salt Lake City, Utah 84101
Attn:  A. W. Dugan, President                                         Attn:  David L. Bailey, President

                                                                      With an additional copy by like means to:

                                                                      Sonfield and Sonfield
                                                                      770 South Post Oak Lane
                                                                      Houston, Texas 77056
                                                                      Attn:  Robert L. Sonfield, Jr., Esq.

         and/or to such other persons and addresses as any party shall have specified in writing to the other.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Assignability. This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

         Waiver and Further Agreement. Any waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         Headings of No Effect. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

                                          PLANET RESOURCES, INC.,
                                          (a Delaware corporation)



                                           By:
                                              ----------------------------------
                                               David L. Bailey, President


                                           NEW PLANET RESOURCES, INC.,
                                           (a Delaware corporation)



                                            By:
                                               ---------------------------------
                                                A. W. Dugan, President



                                   SCHEDULE I
                                       TO
                       AGREEMENT AND PLAN OF DISTRIBUTION
                        DESCRIPTION OF MINERAL PROPERTIES


         Subsurface mineral rights on approximately 190 acres of land located in the City of Mullan, Idaho. The mineral properties consist of a mining lease with the City of Mullan and subsurface mineral rights that Allied acquired from property owners in Mullan, Idaho, in exchange for stock in Allied Silver. The lease with the City of Mullan is for 25 years from May 7, 1981. The lease grants the Lessee the option to renew the lease for 25 years from expiration of the original term. The property leased from the City of Mullan consists of approximately two hundred acres and involves property to the north and south of the Osburn Fault. The City of Mullan, as Lessor, is entitled to receive 20% of any and all royalty payments, advance or otherwise, or other consideration, which may be paid by any third parties to the Lessee as a result of mining activities north of the Osburn Fault. The same is true for activities south of the Osburn Fault, but the payment shall be 15%, rather than 20%.

         The mineral interests owned by the predecessor company, Allied Silver, constitutes fee simple interest to the subsurface mineral rights previously held by property owners within the City of Mullan. Those property owners conveyed, by deed, their subsurface mineral rights to Allied Silver in exchange for stock in Allied Silver. These subsurface mineral rights are held as fee simple absolute. The precise acreage for all of the subsurface mineral rights has not been calculated, but the property from which these subsurface mineral rights were severed was all located within the boundaries of the City of Mullan. Therefore, to the extent there was private property within the City of Mullan, those property owners conveyed the subsurface mineral rights to Allied Silver. To the extent there was any property owned by the City of Mullan, including public right-of-ways like streets, alleys and parks, the City leased its mineral rights to the subsurface to Allied Silver.





                                   EXHIBIT 3.1

-------------------------------------------------------------------------------

                          CERTIFICATE OF INCORPORATION
                                       OF
                           NEW PLANET RESOURCES, INC.

-------------------------------------------------------------------------------


                                    ARTICLE I
                                      Name

         The name of the Corporation is New Planet Resources, Inc. (herein the "Corporation").


                                   ARTICLE II
                           Registered Office and Agent

         The address of its registered office in the State of Delaware is The Corporation Trust Center at 1209 Orange Street, in the City of Wilmington, County of Newcastle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III
                                     Powers

         The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                      Term

         The Corporation is to have perpetual existence.


                                    ARTICLE V
                                  Capital Stock

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 25,000,000 of which 20,000,000 are to be shares of common stock, $.001 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and may be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. Common Stock. Except as provided in this Certificate, the holders of the common stock shall exclusively posses all voting power. Subject to the provisions of this Certificate, each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. Serial Preferred Stock. Except as provided in this Certificate, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

                  (1) the distinctive serial designation and the number of shares constituting such series;

                  (2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                  (3) the voting powers, full or limited, if any, of the shares of such series;

                  (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

                  (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

                  (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

                  (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

                                   ARTICLE VI
                                Preemptive Rights

         No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                   ARTICLE VII
                              Repurchase of Shares

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.


                                  ARTICLE VIII
                   Meetings of Stockholders; Cumulative Voting

         A. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

         B. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

         C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

         D. Meetings of stockholders may be held at such place as the bylaws may provide.


                                   ARTICLE IX
                      Notice for Nominations and Proposals

         A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

         C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.


                                    ARTICLE X
                                    Directors

         A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this
Article X.

         B. Classified Board. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         C. Change of Corporate Name. The board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to change the name of the Corporation, at any time and from time to time, to any name or names selected by the board of directors in their sole and absolute discretion. The adoption of a resolution or resolutions for such purpose shall be conclusive and binding upon the Corporation and its stockholders.


                                   ARTICLE XI
                              Removal of Directors

         Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.


                                   ARTICLE XII
                          Acquisition of Capital Stock

         A. Definitions. For the purpose of this Article:

                  (1) The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

                  (2) The term "acting in concert" shall mean (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (ii) a combination or pooling of voting or other interest in the Corporation's outstanding shares of capitol stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (3) The term "acquire," "acquisition" or "acquiring" with respect to the acquisition of any security of the Corporation shall refer to the acquisition of such security by any means whatsoever, including without limitation, an acquisition of such security by gift, by operation of law, by will or by intestacy, whether voluntarily or involuntarily.

                  (4) The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  (5) The term "Common Stock" means all Common Stock of the Corporation and any other securities issued by the Corporation (other than the Warrants) which are treated as stock for purposes of Section 382 of the Code.

                  (6) The term "Fair Market Value" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation The closing price is the last reported sale price on the principal securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on any national securities exchange, the NASDAQ National Marked System, or, if the Common Stock is not designated for trading on the NASDAQ National Market System, the average of the closing bid and asked prices as reported on NASDAQ or, if not so reported, as furnished by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Corporation shall determine the current market rice on a reasonable and appropriate basis of the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation.

                  (7) The term "own," "owing," "ownership" or "owning" refer to the ownership of securities within the meaning of Section 382 of the Code after taking into account the attribution rules of Section 382(l)(3) of the Code and the regulations promulgated hereunder (except insofar as such attribution would be inconsistent with provisions of this Article XII relating to Warrants).

                  (8) The term "Person" shall mean any individual, firm, corporation, partnership, joint venture or other entity and shall include any group composed of such person and any other person with whom such person or any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the
         Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Common Stock or Warrants, and any other person who is a member of such group.

                  (9) The term "Transfer Agent" shall mean the transfer agent with respect to the Common Stock nominated and appointed by the Board of Directors from time to time.

                  (10) The term "Warrant" shall mean any securities issued or assumed by the Corporation, or any securities issuable by the Corporation in respect to issued securities which are convertible into, or which include the right to acquire, shares of Common Stock, whether or not the right to make such conversion or acquisition is subject to any contingencies, including, without limitation, warrants, options, calls, contracts to acquire securities, convertible debt instruments or any other interests treated as an option pursuant to Section 382(l)(3) of the Code.

                  (11) The term "Warrant Agent" shall mean any warrant agent for any Warrants nominated and appointed by the Board of Directors from time to time.

         B. Acquisition of Control Shares.

                  (1) If, at any time during the ten years from the effective date of this Certificate, any Person shall acquire the beneficial ownership (as determined pursuant to Rules 13d-3 and 13d-5 under the Act) of more than 20% of any class of Common Stock, then the record holders of Common stock beneficially owned by such acquiring Person shall have only the voting rights set forth in this paragraph B on any matter requiring their vote or consent. With respect to each vote in excess of 20% of the voting power of the outstanding shares of Common Stock which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote. A Person who is a record owner of shares of Common Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring Persons. The effect of the reduction in voting power required by this paragraph B shall be given effect in determination the presence of a quorum for purposes of convening a meeting of the stockholders of the Corporation.

                  (2) The limitation on voting rights prescribed by this paragraph B shall terminate and be of no force and effect as of the earliest to occur of:

                  (i) the date that any person becomes the beneficial owner of shares of stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of stock, before giving effect to the reduction in votes prescribed by this paragraph B; or

                           (ii) the date (the "Reference Date") one day prior to
                  the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or be no longer authorized for inclusion (including by ceasing to be provisionally or temporarily authorized for inclusion) on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System ("NASDAQ/NMS"); provided, however, that (a) such termination shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the AMEX or the NASDAQ/NMS or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common stock with the NYSE or the AMEX or for authorization for the Common Stock to be including on the NASDAQ/NMS, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE or the AMEX or authorized for inclusion or continued inclusion on the NASDAQ/NMS (including any such approval or authorization which is temporary or provisional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be authorized for inclusion on the NASDAQ/NMS in the event that the NYSE, AMEX or NASDAQ/NMS, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having Common Stock with differential voting rights listed on the NYSE or the Amex or authorized for inclusion on the NASDAQ/NMS may continue to be so listed or included.

         C. Exceptions. The restrictions contained in this Article XII shall not apply to (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 4.9% of any class of equity security of the Corporation, (2) any revocable proxy granted pursuant to a proxy solicitation in compliance with section 14 of the Act by a stockholder of the Corporation or (3) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XII should any such person or group become a beneficial owner of more than 20% of any class of equity security of the Corporation.

         D. Construction. A majority of the Continuing Directors, as defined in
Article XIII, shall have the power to construe and apply the provisions of paragraphs B, C and D of this Article XII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares beneficially owned by any person, (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership,
(3) the application of any other definition or operative provision of this
Article XII to the given facts or (4) any other matter relating to the applicability or effect of paragraphs B, C and D of this Article XII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to paragraphs B, C and D of this Article XII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

         E. Partial Invalidity. If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


                                  ARTICLE XIII
                    Approval of Certain Business Combinations

         The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

         A. (1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 75% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 75% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

                           (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined);

                           (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

                           (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

                           (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

                           (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation;

                           (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

                           (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and

                           (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.

                  (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this Article XIII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination.

                  (3) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

         B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

         C. For the purposes of this Article XIII the following definitions apply:

                  (1) The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its "affiliates" or "associates" (as those terms are defined in the Act) "beneficially owns" (as that there is defined in the Act) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (ii) any "affiliate" or "associate" (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

                  (2) The term "Substantial Part" shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.

                  (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

                  (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.


                                   ARTICLE XIV
                       Evaluation of Business Combinations

         In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.


                                   ARTICLE XV
                                 Indemnification

         Any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.


                                   ARTICLE XVI
                       Limitations on Directors' Liability

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE XVII
                               Amendment of Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.


                                  ARTICLE XVIII
                    Amendment of Certificate of Incorporation

         Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and this Article XVIII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                   ARTICLE XIX
                                  Incorporator

         The name and address of the incorporator is:

                                  Danyel Owens
                       770 South Post Oak Lane, Suite 435
                              Houston, Texas 77056

         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of August, 2002.



--------------
 Danyel Owens



                                   EXHIBIT 3.2

                           New Planet Resources, Inc.
                            (a Delaware corporation)

                                     BY LAWS


                                    ARTICLE I
                           Principal Executive Office

         The principal executive office of New Planet Resources, Inc. (the "Corporation") shall be at 1415 Louisiana, Suite 3100, Houston, Texas 77002. The Corporation may also have offices at such other places within or without the State of Texas as the board of directors shall from time to time determine.

                                   ARTICLE II
                                  Stockholders

         SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Delaware as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2. Annual Meeting. A meetings of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

         SECTION 3. Special Meetings. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the By Laws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these By Laws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

         SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office of the Corporation, whether within or outside the State of Texas, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

         SECTION 8. Quorum. One-fourth of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         SECTION 10. Voting. At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the Certificate of Incorporation, by statute, or by these By Laws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

         SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the By Laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. Inspectors of Election. In advance of any meeting of stockholders, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 14. Nominating Committee. The board of directors or a committee appointed by the board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Certificate of Incorporation.


                                   ARTICLE III
                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The chairman shall preside at all meetings of the board of directors.

         SECTION 2. Number, Term and Election. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section 3 of this Article III.

         SECTION 3. Classified Board. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article III. Notwithstanding the foregoing, and except as otherwise may be required By Law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

         SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. Quorum. A majority of the number of directors fixed by
Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these By Laws, the Certificate of Incorporation, or the General Corporation Law of the State of Delaware.

         SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman.

         SECTION 11. Vacancies. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation's Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 12. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 13. Compensation. Directors, as such, may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

         SECTION 14. Age Limitation. No person 80 years or more of age shall be eligible for election, reelection, appointment or reappointment to the board of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation immediately following the director becoming 80 years of age. This age limitation does not apply to an advisory director.


                                   ARTICLE IV
                      Committees of the Board of Directors

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.


                                    ARTICLE V
                                    Officers

         SECTION 1. Positions. The officers of the Corporation shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         SECTION 6. Age Limitation. No person 80 or more years of age shall be eligible for election, reelection, appointment or reappointment as an officer of the Corporation. No officer shall serve beyond the annual meeting of the Corporation immediately following the officer becoming 80 or more years of age.


                                   ARTICLE VI
                      Contracts, Loans, Checks and Deposits

         SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Certificate of Incorporation or these By Laws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.


                                   ARTICLE VII
                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 2. Form of Share Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

         SECTION 3. Payment for Shares. No certificate shall be issued for any share until such share is fully paid.

         SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 5. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.


                                  ARTICLE VIII
                            Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the last day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX
                                    Dividends

         Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                    ARTICLE X
                                Corporation Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI
                                   Amendments

         In accordance with the Corporation's Certificate of Incorporation, these By Laws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these By Laws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these By Laws.



NEW PLANET RESOURCES, INC.




                                   EXHIBIT 4.3


  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
    PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION.

Number  ____                                                    _______  Shares


                           NEW PLANET RESOURCES, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


This Certifies that  __________________________


is the owner of  ____________________________


     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

New Planet Resources, Inc. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness the manual signatures of the Company's duly authorized officers.

Dated:  ____________________________


------------------------------------          ----------------------------------
Jacque N. York, Secretary                     A.W. Dugan, President



                                   ASSIGNMENT


    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)



-------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


                  Dated:

                                            -----------------------------------
                                            Signature Guaranteed:


                                             -----------------------------------


         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.



                                   Exhibit 5.1

                       LETTERHEAD OF SONFIELD AND SONFIELD

                                November 18, 2002

Board of Directors
New Planet Resources, Inc.
1415 Louisiana, Suite 3100
Houston, Texas 77002

Ladies and Gentlemen:

         In our capacity as counsel for New Planet Resources, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance of 2,000,000 shares of Common Stock, par value $.001 per share ("Company Common Stock") and the distribution of the Company Common Stock to the stockholders of CeriStar, Inc. (the "Distribution"), pursuant to the terms of a Plan and Agreement of Distribution by and between CeriStar, Inc. (formerly Planet Resources, Inc.) ("CeriStar") and the Company (the "Distribution Agreement"). A copy of the Distribution Agreement has been filed as an exhibit to the registration statement of which the prospectus is a part, all as set out and described in the Company's registration statement on Form SB-2 (File No. ________) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement including the federal income tax information set out therein under the caption "Federal Income Tax Consequences" and elsewhere in the prospectus constituting a part of the registration statement. Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

(2) Upon effectiveness of the registration statement the Company will have taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of the Company common stock pursuant to the registration statement;

(3) The 2,000,000 shares of the Company common stock, when issued and distributed pursuant to the registration statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

(4) Based upon the current provisions of federal income tax laws and regulations, and on current authoritative interpretations thereof, we are of the opinion that the discussion in the prospectus under the caption " Federal Income Tax Consequences of the Distribution" of the federal income tax laws relevant to the prospective investors, although necessarily general, considers each material federal income tax issue of significance to CeriStar stockholders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.

         We hereby consent to the use of this opinion as an exhibit to the registration statement and to the references to our firm in the prospectus.

Yours very truly,

/s/Sonfield and Sonfield





                                  EXHIBIT 10.1

                           NEW PLANET RESOURCES, Inc.
                    2002 DIRECTORS, OFFICERS AND CONSULTANTS
                STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN

SECTION 1. PURPOSE OF THE PLAN. The purpose of the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan ("Plan") is to maintain the ability of New Planet Resources, Inc., a Delaware corporation (the "Company") and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition the Plan is intended to encourage ownership of common stock, $.001 par value ("Common Stock"), of the Company by the directors, employees and consultants of the Company and its Affiliates (as defined below) and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company's business. The Plan provides eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards, or any combination thereof. In addition, the Company expects that the Plan will further strengthen the identification of the directors, employees and consultants with the stockholders. Certain options and warrants to be granted under this Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options and warrants and preferred stock granted under this Plan will be nonqualified options or warrants which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options or warrants described in Section 5 hereof and shares of preferred stock. As provided in the designation described in Section
7. Employees, consultants and directors who participate or become eligible to participate in this Plan from time to time are referred to collectively herein as "Participants". As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

SECTION 2.  ADMINISTRATION OF THE PLAN.

         (a) Composition of Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board"). When acting in such capacity the Board is herein referred to as the "Committee," which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

         (b) Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

         (c) Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in
Section 5(d)(xiii) hereof, the aggregate number of shares that may be optioned, subject to conversion or issued under the Plan is 400,000 shares of Common Stock, warrants, options, preferred stock or any combination thereof. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to issuance upon exercise of outstanding options or warrants or conversion of outstanding shares of preferred stock at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options or warrants granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option or warrant expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option or warrant may again be made subject to an option, warrant or shares of convertible preferred stock under the Plan.

         Immediately upon the grant of any option, warrant, shares of preferred stock or award, the number of shares of Common Stock that may be issued or optioned under the Plan will be increased. The number of shares of such increase shall be an amount such that immediately after such increase the total number of shares issuable under the Plan and reserved for issuance upon exercise of outstanding options, warrants or conversion of shares of preferred stock will equal 15% of the total number of issued and outstanding shares of Common Stock of the Company. Such increase in the number of shares subject to the Plan shall occur without the necessity of any further corporate action of any kind or character.

SECTION 4. ELIGIBILITY. The Participants shall include directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants and attorneys who provide bona fide services to the Company. Participants are eligible to be granted warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards. A Participant who has been granted an option, warrant or preferred stock hereunder may be granted an additional option, warrant options, warrants or preferred stock, if the Committee shall so determine.

SECTION 5.  GRANT OF OPTIONS OR WARRANTS.

         (a) Committee Discretion. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive warrants, options, restricted common or convertible preferred stock, or unrestricted common or convertible preferred stock under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such grant or such options or warrants and the terms thereof,
(iii) to determine the type of Common Stock granted: restricted common or convertible preferred stock, unrestricted common or convertible preferred stock or a combination of restricted and unrestricted common or convertible preferred stock, and (iv) to determine the type of option or warrant granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options. The Committee shall thereupon grant options or warrants in accordance with such determinations as evidenced by a written option or warrant agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option or warrant agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (b) Stockholder Approval. All ISOs granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat, or by written consent in accordance with the laws of the State of Texas, provided that if such approval by the stockholders of the Company is not forthcoming, all options or warrants and stock awards previously granted under this Plan other than ISOs shall be valid in all respects.

         (c) Limitation on Incentive Stock Options and Warrants. The aggregate fair market value (determined in accordance with Section 5(d)(ii) of this Plan at the time the option or warrant is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Participant during any calendar year under all such plans of the Company and its Affiliates shall not exceed $1,000,000.

         (d) Terms and Conditions. Each option or warrant granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                  (i) Option or Warrant Period. The Committee shall promptly notify the Participant of the option or warrant grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Participant, provided that the option or warrant grant shall expire if a written agreement is not signed by said Participant (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Participant of such agreement. The date of grant shall be the date the option or warrant is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Participant after that date. Each option or warrant agreement shall specify the period for which the option or warrant thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option or warrant shall expire at the end of such period. If the original term of an option or warrant is less than ten years from the date of grant, the option or warrant may be amended prior to its expiration, with the approval of the Committee and the Participant, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

                  (ii) Option or Warrant Price. The purchase price of each share of Common Stock subject to each option or warrant granted pursuant to the Plan shall be determined by the Committee at the time the option or warrant is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option or warrant is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option or warrant price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option or warrant is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option or Warrant under this Plan shall be determined by the Committee prior to granting the option or warrant. The Committee shall set the purchase price for each share subject to a Nonqualified Option or Warrant at either the fair market value of each share on the date the option or warrant is granted, or at such other price as the Committee in its sole discretion shall determine.

         At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

                  (iii) Exercise Period. The Committee may provide in the option or warrant agreement that an option or warrant may be exercised in whole, immediately, or is to be exercisable in increments. In addition, the Committee may provide that the exercise of all or part of an option or warrant is subject to specified performance by the Participant.

         (iv) Procedure for Exercise. Options or warrants shall be exercised in the manner specified in the option or warrant agreement. The notice of exercise shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by an option or warrant on the date specified in the option or warrant agreement . As promptly as practicable, the Company shall deliver to the Participant or other holder of the warrant, certificates for the number of shares with respect to which such option or warrant has been so exercised, issued in the holder's name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this Section 6(d)..

                  (v) Termination of Employment. If an executive officer to whom an option or warrant is granted ceases to be employed by the Company for any reason other than death or disability, any option or warrant which is exercisable on the date of such termination of employment may be exercised during a period beginning on such date and ending at the time set forth in the option or warrant agreement; provided, however, that if a Participant's employment is terminated because of the Participant's theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as "for cause"), then any option or warrant or unexercised portion thereof granted to said Participant shall expire upon such termination of employment. Notwithstanding the foregoing, no ISO may be exercised later than three months after an employee's termination of employment for any reason other than death or disability.

                  (vi) Disability or Death of Participant. In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the options or warrants previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the option or warrant agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option or warrant shall pass by will or the laws of descent and distribution, but in no event may the option or warrant be exercised after its expiration under the terms of the option or warrant agreement. Notwithstanding the foregoing, no ISO may be exercised later than one year after the determination of disability or death. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

                  (vii) Assignability. An option or warrant shall be assignable or otherwise transferable, in whole or in part, by a Participant as provided in the option, warrant or designation of the series of preferred stock.

                  (viii) Incentive Stock Options. Each option or warrant agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option or warrant designated as an incentive stock option.

                  (ix) Restricted Stock Awards. Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

                           (A) Awards of restricted stock may be in addition to
                  or in lieu of option or warrant grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option or warrant price pursuant to any option or warrant granted under this Plan, provided an equal number of shares delivered to the Participant shall carry the same restrictions as the shares so used. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient. Certificates for restricted stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                           (B) Restricted Stock shall become free of the
                  foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

                  (x) Bonuses and Past Salaries and Fees Payable in Unrestricted Stock.

                           (A) In lieu of cash bonuses otherwise payable under
                  the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 5(d)(ii).


                           (B) In lieu of salaries and fees otherwise payable by
                  the Company to employees, attorneys and consultants eligible to participate in this Plan that were incurred for services rendered during, prior or after the year of 2002, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

                  (xi) No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to shares covered by an option or warrant until the option or warrant is exercised as provided in clause
         (d) above.

                  (xii) Extraordinary Corporate Transactions. The existence of outstanding options or warrants shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option or warrant theretofore granted the Participant shall be entitled to purchase under such option or warrant, in lieu of the number of shares of Common Stock as to which option or warrant shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock as to which such option or warrant is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant's option or warrants may be exercised for a limited period of time before or after a specified date.

                  (xiii) Changes in Company's Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option or warrant is then exercisable at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options or warrants theretofore granted, and the option or warrant prices, shall be adjusted only as provided in the option or warrant.

                  (xiv) Acceleration of Options and Warrants. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options or warrants theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option or warrant may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 5, and is authorized at any time (with the consent of the Participant) to purchase options or warrants pursuant to Section 6.

SECTION 6.  RELINQUISHMENT OF OPTIONS OR WARRANTS.

         (a) The Committee, in granting options or warrants hereunder, shall have discretion to determine whether or not options or warrants shall include a right of relinquishment as hereinafter provided by this Section 6. The Committee shall also have discretion to determine whether an option or warrant agreement evidencing an option or warrant initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any option or warrant granted hereunder or in any option or warrant agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is consistent with Section 1 hereof, any option or warrant granted under this Plan, and the option or warrant agreement evidencing such option or warrant, may provide:

                  (i) That the Participant, or his or her heirs or other legal representatives to the extent entitled to exercise the option or warrant under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option or warrant (to the extent then exercisable) for a number of shares of Common Stock to be determined in accordance with the following provisions of this clause (i):

                           (A) The written notice of exercise of such right of
                  relinquishment shall state the percentage of the total number of shares of Common Stock issuable pursuant to such relinquishment (as defined below) that the Participant elects to receive;

                           (B) The number of shares of Common Stock, if any,
                  issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing
                  (i) the Appreciated Value by (ii) the purchase price for each of such shares specified in such option or warrant;

                           (C) For the purpose of this clause (C), "Appreciated
                  Value" means the excess, if any, of (x) the total current market value of the shares of Common Stock covered by the option or warrant or the portion thereof to be relinquished over (y) the total purchase price for such shares specified in such option or warrant;

                  (ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with
         Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

                  (iii) That the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 5(d)(ii); and

                  (iv) That the option or warrant, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and
         (B) the holder of such option or warrant pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

         (b) The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee's disapproval of, any election by a holder of preferred stock to relinquish such preferred stock in whole or in part as provided in Paragraph 7(a), except that no such consent to or approval of a relinquishment shall be required under the following circumstances. Each Participant who is subject to the short-swing profits recapture provisions of
Section 16(b) of the Exchange Act ("Covered Participant") shall not be entitled to receive shares of Common Stock when options or warrants are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"). A Covered Participant shall be entitled to receive shares of Common Stock upon the relinquishment of options or warrants outside a Window Period.

         (c) The Committee, in granting options or warrants hereunder, shall have discretion to determine the terms upon which such options or warrants shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and options or warrants outstanding, and option agreements evidencing such options, may be amended, if necessary, to permit such exemption. If options or warrants are relinquished, such option or warrant shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the option or warrant or part thereof which is relinquished, and no further options or warrants may be granted covering such shares of Common Stock.

         (d) Any options or warrants or any right to relinquish the same to the Company as contemplated by this Paragraph 6 shall be assignable by the Participant, provided the transaction complies with any applicable securities laws.

         (e) Except as provided in Section 6(f) below, no right of relinquishment may be exercised within the first six months after the initial award of any option or warrant containing, or the amendment or supplementation of any existing option or warrant agreement adding, the right of relinquishment.

         (f) No right of relinquishment may be exercised after the initial award of any option or warrant containing, or the amendment or supplementation of any existing option or warrant agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Participant's death, disability or termination of his relationship with the Company for a reason other than "for cause."

SECTION 7.  GRANT OF CONVERTIBLE PREFERRED STOCK.

         (a) Committee Discretion. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive restricted preferred stock, or unrestricted preferred stock under the Plan, and (ii) to determine the number of shares of Common Stock to be issued upon conversion of such shares of preferred stock and the terms thereof. The Committee shall thereupon grant shares of preferred stock in accordance with such determinations as evidenced by a written preferred stock designation. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the preferred stock designation (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (b) Terms and Conditions. Each series of preferred stock granted under the Plan shall be evidenced by a designation in the form for filing with the Secretary of State of the state of incorporation of the Company, containing such terms as approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                  (i) Conversion Ratio. The number of shares of Common Stock issuable upon conversion of each share of preferred stock granted pursuant to the Plan shall be determined by the Committee at the time the preferred stock is granted. The conversion ration may be determined by reference to the fair market value of each share of Common Stock on the date the preferred stock is granted, or at such other price as the Committee in its sole discretion shall determine.

         At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made in accordance with Paragraph 5(d)(ii).

                  (ii) Conversion Period. The Committee may provide in the preferred stock agreement that an preferred stock may be converted in whole, immediately, or is to be convertible in increments. In addition, the Committee may provide that the conversion of all or part of an preferred stock is subject to specified performance by the Participant.

                  (iii) Procedure for Conversion. Shares of preferred stock shall be converted in the manner specified in the preferred stock designation. The notice of conversion shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by preferred stock on the date specified in the preferred stock agreement. As promptly as practicable, the Company shall deliver to the Participant or other holder of the warrant, certificates for the number of shares with respect to which such preferred stock has been so converted, issued in the holder's name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this
         Section 6(d).

                  (iv) Termination of Employment. If an executive officer to whom preferred stock is granted ceases to be employed by the Company for any reason other than death or disability, any preferred stock which is convertible on the date of such termination of employment may be converted during a period beginning on such date and ending at the time set forth in the preferred stock agreement; provided, however, that if a Participant's employment is terminated because of the Participant's theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as "for cause"), then any preferred stock or unconverted portion thereof granted to said Participant shall expire upon such termination of employment. Notwithstanding the foregoing, no ISO may be converted later than three months after an employee's termination of employment for any reason other than death or disability.

                  (v) Disability or Death of Participant. In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the preferred stock previously granted to him may be converted (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the preferred stock agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the preferred stock shall pass by will or the laws of descent and distribution, but in no event may the preferred stock be converted after its expiration under the terms of the preferred stock agreement. Notwithstanding the foregoing, no ISO may be converted later than one year after the determination of disability or death. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

                  (vi) Assignability. Preferred stock shall be assignable or otherwise transferable, in whole or in part, by a Participant.

                  (vii) Restricted Stock Awards. Awards of restricted preferred stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

                           (A) Awards of restricted preferred stock may be in
                  addition to or in lieu of preferred stock grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted preferred stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted preferred stock. Shares of restricted preferred stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted preferred stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted preferred stock held by such recipient. Certificates for restricted preferred stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a preferred stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted preferred stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                           (B) Restricted preferred stock shall become free of
                  the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted preferred stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

                  (x) Bonuses and Past Salaries and Fees Payable in Unrestricted Preferred stock.

                           (A) In lieu of cash bonuses otherwise payable under
                  the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 5(d)(ii).


                           (B) In lieu of salaries and fees otherwise payable by
                  the Company to employees, attorneys and consultants eligible to participate in this Plan that were incurred for services rendered during, prior or after the year of 2002, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

                  (xi) No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to shares covered by an preferred stock until the preferred stock is converted as provided in clause
         (b)(iii) above.

                  (xii) Extraordinary Corporate Transactions. The existence of outstanding preferred stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any conversion of preferred stock theretofore granted the Participant shall be entitled to the number of shares of Common Stock upon conversion of such preferred stock, in lieu of the number of shares of Common Stock as to which preferred stock shall then be convertible, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock as to which such preferred stock is then convertible. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant's shares of preferred stock may be converted for a limited period of time before or after a specified date.

                  (xiii) Changes in Company's Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the preferred stock is then convertible at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any preferred stock theretofore granted, and the conversion ratio, shall be adjusted only as provided in the designation of the preferred stock.

                  (xiv) Acceleration of Conversion of Preferred Stock. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the conversion of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to preferred stock theretofore granted, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any preferred stock may be converted, including, but not limited to, upon the occurrence of the events specified in this Section 7(xiv).

SECTION 8. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option, warrant or preferred stock theretofore granted.

SECTION 9. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options or warrants and grant and conversion of preferred stock thereunder, and the obligation of the Company to sell and deliver shares under such options, warrants or preferred stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 5(d)(xii), (xiii) and (xiv) shall be subject to any shareholder action required by the corporate law of the state of incorporation of the Company.

SECTION 10. PURCHASE FOR INVESTMENT. Unless the options, warrants, shares of convertible preferred stock and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person acquiring or exercising an option or warrant under this Plan or converting shares of preferred stock may be required by the Company to give a representation in writing that he or she is acquiring such option or warrant or such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 11.  TAXES.

         (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options, warrants or preferred stock granted under this Plan.

         (b) Notwithstanding the terms of Paragraph 11 (a), any Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection with the exercise of a nonqualified option or warrant or conversion of preferred stock by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 5(d)(ii), equal to the amount required to be withheld or paid. A Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Covered Participants are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of an option or warrant, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period. Where the Tax Date in respect of an option or warrant is deferred until six months after exercise and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the option or warrant, but he or she shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date.

SECTION 12. REPLACEMENT OF OPTIONS, WARRANTS AND PREFERRED STOCK. The Committee from time to time may permit a Participant under the Plan to surrender for cancellation any unexercised outstanding option or warrant or unconverted Preferred stock and receive from the Company in exchange an option, warrant or preferred stock for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the holder of any outstanding option, warrant or preferred stock, amend such option, warrant or preferred stock, including reducing the exercise price of any option or warrant to not less than the fair market value of the Common Stock at the time of the amendment, increasing the conversion ratio of any preferred stock and extending the exercise or conversion term of and warrant, option or preferred stock.

SECTION 13. NO RIGHT TO COMPANY EMPLOYMENT. Nothing in this Plan or as a result of any option or warrant granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The option, warrant or preferred stock agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 14. LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

         (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

         (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the exercise of any option or warrant or the conversion of any preferred stock granted hereunder.

SECTION 15. EFFECTIVENESS AND EXPIRATION OF PLAN. The Plan shall be effective on the date the Board adopts the Plan. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option, warrant or preferred stock shall be granted pursuant to the Plan.

SECTION 16. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options, warrants or preferred stock otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17. GOVERNING LAW. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state of incorporation of the Company and applicable federal law.

SECTION 18. CASHLESS EXERCISE. The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions. or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.



                                  EXHIBIT 10.2

                            INDEMNIFICATION AGREEMENT

         AGREEMENT, effective as of August 28, 2002, between NEW PLANET RESOURCES, INC., a Delaware corporation (the "Company"), and A.W. Dugan ("Indemnitee").

         WHEREAS, Indemnitee is a director (or officer) of the Company;

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

         WHEREAS, in recognition of Indemnities need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

         NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise
         (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event"), the Company shall indemnify Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the "Reviewing Party") shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or
                  (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee's entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Delaware having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent
         Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5. For purposes of this Agreement, (a) "Change in Control of the Company" shall be deemed to have occurred if (i) any "person"
         (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors' and Officers' Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         (b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13. (a) Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

         (b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee's participation in such Claim. Indemnitee shall have the right to employ Indemnitee's own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company,
         (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this
         Section 14.

15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NEW PLANET RESOURCES, INC.



By:_______________________________________________________
       A.W. Dugan, President


INDEMNITEE



----------------------------------------------------------
A.W. Dugan


                                  EXHIBIT 10.3

                            INDEMNIFICATION AGREEMENT

         AGREEMENT, effective as of August 28, 2002, between NEW PLANET RESOURCES, INC., a Delaware corporation (the "Company"), and
Jacque N. York ("Indemnitee").

         WHEREAS, Indemnitee is a director (or officer) of the Company;

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

         WHEREAS, in recognition of Indemnities need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

         NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise
         (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event"), the Company shall indemnify Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the "Reviewing Party") shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or
                  (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee's entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Delaware having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent
         Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5. For purposes of this Agreement, (a) "Change in Control of the Company" shall be deemed to have occurred if (i) any "person"
         (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors' and Officers' Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         (b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13. (a) Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

         (b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee's participation in such Claim. Indemnitee shall have the right to employ Indemnitee's own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company,
         (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this
         Section 14.

15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NEW PLANET RESOURCES, INC.



By:_______________________________________________________
       A.W. Dugan, President


INDEMNITEE



----------------------------------------------------------
Jacque N. York






                                  EXHIBIT 10.7

                           ASSIGNMENT OF MINING LEASE

         For value received, Planet Resources, Inc., a Delaware corporation, Assignor, hereby sells, assigns and transfers to New Planet Resources, Inc., a Delaware corporation, Assignee, all of Assignor's right, title and interest in and to that certain mining lease by and between the City of Mullan, County of Shoshone, State of Idaho, as lessor, and Allied Silver Lead Company, an Idaho corporation, as lessee, dated May 7, 1981, a copy of which is attached hereto as Exhibit "I" (the "Lease").

         By virtue of this Assignment, Assignor assigns to the Assignee all of its rights, privileges and duties arising or existing under said Lease. Assignee hereby agrees to fully and faithfully perform all of Assignor's duties and obligations under said Lease.

_________Dated this ____ day of August, 2002.

PLANET resources, inc.



By:_______________
     A.W. Dugan, President

         The above Assignment is hereby accepted by Assignee.

NEW PLANET RESOURCES, INC.



By:      _________
   -----------------------------------------
     A. W. Dugan, President





STATE OF TEXAS____)
         _________         )ss.
County of HARRIS__)


         On this ___ day of August, 2002, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared A.W. Dugan known or identified to me to be the President of Planet Resources, Inc., a Delaware corporation and the officers that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.

         _________
                                   --------------------------------------------
         _________                 Notary Public in and for the State of Texas
         _________                 Residing at:
                                               --------------------------------
         _________                  My Commission expires:
                                                         ----------------------


STATE OF TEXAS____)
         _________         )ss.
County of HARRIS__)


         On this ___ day of August, 2002, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared A.W. Dugan known or identified to me to be the President of New Planet Resources, Inc., a Delaware corporation and the officers that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.

         _________
                                 --------------------------------------------
         _________                Notary Public in and for the State of Texas
         _________                Residing at:
                                               --------------------------------
         _________                My Commission expires:
                                                       ----------------------




                                  EXHIBIT 10.8

                                   MINING DEED

         THIS INDENTURE, made the ___ day of August, 2002, between Planet Resources, Inc., a Delaware Corporation, party of the first part, and New Planet Resources, Inc., a Delaware Corporation both of 1415 Louisiana Street, Suite 3100, Houston, Texas, 77002-7360, party of the second part.

                              W I T N E S S E T H:

         That the said party of the first part, for and in consideration of the sum of ONE DOLLAR ($1.00), lawful money of the United States of America, to it in hand paid by the said party of the second part, the receipt whereof is hereby acknowledged, has granted, bargained, sold, remised, released and forever quitclaimed and by these presents does grant, bargain, sell, remise, release and forever quitclaim unto said party of the second part, its heirs and assigns the following:

         _________The subsurface mineral rights set forth in Exhibit "A" attached hereto as Exhibit A-1 through A-8.

         Together with all the dips, spurs and angles, and also all the metals, ores, gold and silver-bearing quartz rock and earth therein belonging thereto, and all the rights, privileges and franchises thereto incident, appendant and appurtenant, or therewith usually had and enjoyed; and also all and singular the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, and the rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the said party of the first part, of, in and to said premises, and every part and parcel thereof, with appurtenances.

         To have and to hold all and singular, the said premises, together with the appurtenances and privileges thereto incident, unto the said party of the second part, its heirs and assigns forever.

         IN WITNESS WHEREOF,, the said party of the first part has hereunto subscribed their names the day and year first above written.

Planet Resources, Inc.


By:      _________
   -----------------------------------------
      A.W. Dugan, President

Attest:

         _________
--------------------------------------------
Jacque N. York, Secretary

STATE OF TEXAS____)
         _________         )ss.
County of HARRIS__)

         On this ___ day of August, 2002, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared A.W. Dugan and Jacque
N. York known or identified to me to be the President and Secretary respectively, of Planet Resources, Inc., a Delaware corporation and the officers that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.

         _________
                             --------------------------------------------
         _________            Notary Public in and for the State of Texas
         _________            Residing at:
                                          --------------------------------
         _________             My Commission expires:
                                                    ----------------------





                                  Exhibit 23.1


                       Consent of Harper and Pearson Company

         We consent to the use in this Registration Statement on Form SB-2 of our report dated October 11, 2002, relating to the financial statements of New Planet Resources, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Harper and Pearson Company


Houston, Texas
November __, 2002




                                  Exhibit 23.3

                               CONSULTING AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of this 16th day of August, 2002, by and between Genesis Financial Group, L.L.C., a Delaware limited liability company with principal offices at 2476 Bolsover, Suite 607, Houston, Texas 77005 (the "Consultant") and Planet Resources, Inc., a Delaware corporation with its principal offices at 1415 Louisiana, Suite 3100, Houston, Texas 77002 (collectively hereinafter referred to as the "Corporation").

         WHEREAS, the Consultant has developed expertise in providing strategic business advice and consulting services; and

         WHEREAS, the Corporation desires to engage the services of the Consultant and the Consultant desires to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement. Effective upon execution hereof, the Corporation hereby engages the Consultant to render to it assistance in the preparation of certain sections of the SB-2 Registration Statement (the "SB-2") for the Corporation, as well as preparation of any and all responses to comments on the SB-2 received by the Corporation from the United States Securities and Exchange Commission (the "SEC") necessary for such SB-2 to be declared effective by the SEC (the "Project"). This Agreement shall remain in effect for a period of the earlier of six months from the date hereof or the approval of said registration statement by the SEC (the "Term"). The Term hereof may be extended or renewed upon the written agreement of the Corporation and the Consultant prior to expiration of the Term hereof upon such terms as the parties hereto may negotiate at the time of such extension or renewal.

2. Services. For the Term of this Agreement, the Consultant shall render to the Corporation management consulting advice in the areas of strategic planning, business strategy, administration and such other related management services as shall reasonably be requested by the board of directors of the Corporation in connection with the Project. Notwithstanding the foregoing, yet understanding that time is of the essence in the completion of the Project, the Consultant shall not be required to devote more than twenty hours per week to the performance of services hereunder.

     By executing this Agreement, the Corporation acknowledges that it has been sufficiently informed that certain parts of the project require certain legal expertise in order to conform to state and federal securities regulations and the Corporation understands that the Consultant does not possess such legal expertise. Therefore, the Corporation will be required to utilize the services of competent legal counsel in the preparation and submission of the Registration Statement. Any fees incurred by the Corporation for such legal services are not in any way to be construed as being included in or a part of the compensation due the Consultant as outlined in this Agreement and are the separate and sole responsibility of the Corporation.

3. Compensation. In consideration for the performance of the services described above, the Corporation shall pay to the Consultant, Five Thousand Dollars ($5,000) in cash upon execution of this Agreement. In addition, within five (5) business days from the date of the initial filing of the SB-2 with the SEC, the Corporation shall pay to the Consultant an additional $5,000 in cash and issue to the Consultant (as the Consultant designates) a warrant to purchase an aggregate of 50,000 shares of common stock of the Corporation with an exercise price of $0.01 per share (the "Warrant"). The purchase price of the Warrant shall be $10.00. The Warrant, in the aggregate, will have an expiration date of five (5) years from the date of execution of this Agreement and include provisions for cashless exercise.

4. Out-of-Pocket Expenses. The Corporation shall reimburse Consultant for its travel and other out-of-pocket expenses incurred in connection with this Agreement, and such reimbursement shall be in addition to any other fees payable hereunder. The Consultant will submit to the Corporation for pre-approval of all out-of-pocket expenses greater than $500. Out-of-pocket expenses less than $500 will not require pre-approval by the Corporation. All invoices shall be paid in cash and are due and payable upon receipt of monthly invoices from Consultant

5. Warrant. The Warrant outlined in paragraph 3 hereof shall provide for cashless exercise and shall be exercisable as to all or any portion thereof from time to time on any Business Day for a period of five (5) years. The Corporation shall include in the registration statement, which is being prepared pursuant to this Agreement, 50,000 shares of common stock to be registered to cover the sale of the shares of common stock issuable upon exercise of the Warrant. The Warrant shall be purchasable by the Consultant, its affiliates, or its designees in amounts yet to be determined. The Warrant, as to all or any part of the number of shares of common stock issuable under the terms of the Warrant, and all options and rights under the Warrant, shall be transferable. In the event that the registration statement contemplated hereby is not declared effective, then on any date subsequent hereto in which the Corporation proposes to file a registration statement relating to any of its securities under the Securities Act in connection with the public offering of such securities, the Corporation shall promptly give the Consultant written notice of such registration (the "Piggy-Back Notice"), and the Consultant shall be afforded the right to include the shares of common stock issuable upon exercise of the Warrant in such registration statement.

6. Confidential Information. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information about the business and operation of the Corporation, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of the Corporation, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for the Corporation. To the extent that any of such information may be deemed from time to time to be "material non-public information" as construed under the Exchange Act of 1934, the Consultant hereby agrees not to purchase or sell (or offer to purchase or sell) any of the Corporation's securities while in possession of information which may be so deemed to be "material non-public information" prior to termination of this engagement without prior approval of legal counsel. Notwithstanding the foregoing, the Corporation is entitled to sell the shares of common stock of the Corporation resulting from the exercise of the Warrant as outlined in paragraph 3 hereof.

7. Indemnification. The Consultant and the Corporation hereby agree as follows:

(a) the Corporation will indemnify and hold harmless the Consultant against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred (all such amounts may hereinafter be referred to as the "Damages") by the Consultant arising out of: (i) any misrepresentation or breach of any warranty made by the Corporation pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Corporation pursuant to this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Corporation contained in this Agreement which has not been waived by the Consultant;

(b) the Corporation will be obligated to indemnify and hold harmless the Consultant with respect to claims for Damages as to which the Consultant shall have given written notice to the Corporation on or before the close of business on the sixtieth day following the expiration of the Term hereof;

(c) in any case where the Corporation has indemnified the Consultant for any Damages and the Consultant recovers from third parties all or any part of the amount so indemnified by the Corporation, the Consultant shall promptly pay over to the Corporation the amount so recovered;

(d)      with respect to claims or demands by third parties,  whenever the
                  Consultant shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification hereunder, the Consultant shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Corporation of such claim or demand and of all relevant facts within its knowledge which relate thereto.
                  The Corporation shall then have the right at its own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Corporation and approved by the Consultant, which approval shall not be unreasonably  withheld.  In the event that the  Corporation should fail to give notice of the intention to undertake
                  the defense of any such claim or demand within thirty (30)
                  days after receiving notice that it has been asserted or threatened, the Consultant shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Corporation;

(e) the Consultant will indemnify and hold harmless the Corporation against and in respect of all Damages reasonably incurred by the Corporation arising out of: (i) any misrepresentation or breach of any warranty made by the Consultant pursuant to the provisions of this Agreement, and
                  (ii) the nonperformance or breach of any covenant, agreement or obligation of the Consultant which has not been waived by the Corporation;

(f) the Consultant will be obligated to indemnify the Corporation for Damages as to which the Corporation shall have given written notice to the Consultant on or before the close of business on the sixtieth day following the second anniversary hereof;

(g) in any case where the Consultant has indemnified the Corporation for any Damages and the Corporation recovers from third parties all or any part of the amount so indemnified by the Consultant, the Corporation shall promptly pay over to the Consultant the amount so recovered; and

(h)      with respect to claims or demands by third parties,  whenever the
                  Corporation shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification hereunder, the Corporation shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Consultant of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Consultant shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Consultant and approved by the Corporation, which approval shall not be unreasonably withheld. In the event that the Consultant should fail to give notice of its intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Corporation shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Consultant.

8. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Consultant and the Corporation and their respective legal successors and assigns.

9. Arbitration. The Corporation represents, warrants, covenants and agrees that any controversy or claim brought in any capacity by the Corporation against the Consultant or any members, officers, directors, agents, affiliates, associates, employees or controlling persons of the Consultant shall be settled by expedited arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Consultant against the Corporation or its securityholders, officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this section, the parties shall be entitled to any and all remedies that would be available in the absence of this section and the arbitrators, in rendering their decision, shall follow the substantive laws of the State of Delaware. The arbitration of any dispute pursuant to this paragraph shall be held in the State of Delaware.

Notwithstanding the foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. This section is intended to benefit the members, managers, agents, affiliates, associates and employees of the Consultant, each of whom shall be deemed to be a third party beneficiary of this section, and each of whom may enforce this section to the full extent that the Consultant could do so if a controversy or claim were brought against it.

10. No Continuing Waiver. The waiver by any party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof.

11. Notice. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

12. Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

13. Assignability. This Agreement shall not be assignable without the prior written consent of the non-assigning party or parties hereto and shall be binding upon and inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

14. Entire Agreement; Amendment. This Agreement contains the entire agreement among the Corporation and the Consultant with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

15. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

16. Survival. Sections 3, 4, 5, 6, 7, 8, 9, 10, 12 and 13 of this Agreement shall survive the termination of this Agreement for any reason (whether such termination is by the Corporation, upon the expiration of this Agreement, by its terms or otherwise).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed as of the date first above written.

                                      GENESIS FINANCIAL GROUP, L.L.C.

                                       By:
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                                       Its:Managing Member
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PLANET RESOURCES, INC.

By:
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Its:
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